Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of August 1, 2016,

among

HANGER, INC.,

as Borrower

VARIOUS FINANCIAL INSTITUTIONS,

as Lenders

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

and

SUNTRUST BANK

and

WELLS FARGO BANK, N.A.,

as Co-Syndication Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

SUNTRUST ROBINSON HUMPHREY, INC.

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES

Schedule 1.01	Existing Seller Notes
Schedule 2.01	Commitments
Schedule 2.19	Auction Procedures
Schedule 6.07	ERISA
Schedule 6.12	Environmental Matters
Schedule 6.14	Capitalization; Subsidiaries and Minority Interests
Schedule 7.04(a)	Good Standing Exceptions
Schedule 8.01	Permitted Liens
Schedule 8.04	Permitted Investments
Schedule 8.05	Indebtedness
Schedule 8.07	Burdensome Agreements
Schedule 11.02	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	[Reserved]
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Note
Exhibit F	Form of Guarantee Agreement
Exhibit G	Form of Solvency Certificate
Exhibit H	Tax Status Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of August 1, 2016 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party to this Agreement (collectively, the “Lenders” and each, a “Lender”) and Wilmington Trust, National Association, as Agent.

PRELIMINARY STATEMENTS:

The Borrower has requested that the lenders provide senior unsecured term loans to the Borrower in the aggregate principal amount of $280,000,000.  The Lenders have indicated their willingness to extend such credit on the terms and subject to the conditions set forth herein.

The proceeds of the Loans (as defined below) will be used (i) to redeem $200,000,000 in aggregate principal amount of the Borrower’s 10.625% Senior Notes due 2018, (ii) to repay a portion of the revolving borrowings under the Borrower’s Senior Secured Credit Agreement (as defined below) and permanently reduce the revolving commitments thereunder to the extent required by the terms of the Senior Secured Credit Agreement in connection therewith, (iii) for general corporate purposes and (iv) to pay fees and expenses in connection with the foregoing (including any call premium).

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.01                        Certain Defined Terms.  The following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person; (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or other equity interests of any Person, or otherwise causing any Person to become a Subsidiary; or (c) a merger or consolidation or any other combination with another Person (other than a Person that is the Borrower or a Subsidiary); provided that the Borrower or a Subsidiary is the surviving entity.

“Act” has the meaning specified in Section 11.18.

“Administrative Agent Fee Letter” means the fee letter dated as of August 1, 2016 among the Borrower and the Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Agent” means Wilmington Trust, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor Agent arising under Section 10.06.

“Agent-Related Persons” means, collectively, the Agent (and any successor Agent arising under Section 10.06), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the foregoing.

“Agent’s Payment Office” means the address for payments set forth on Schedule 11.02, or such other address as the Agent may from time to time specify.

“Agreement” means this Credit Agreement.

“Applicable Premium” means, with respect to any Loan on the date of any applicable prepayment of such Loan, the present value as of such date of the sum of (I) the remaining payments of interest on the Loan being prepaid, assigned or otherwise subject to the Call Premium from such date through the First Call Date (assuming that for such period the Loan will bear interest at the interest rate in effect as of the date of the applicable prepayment notice (or if no notice is delivered, the date the Call Premium is due)), and (II) the prepayment price as of the First Call Date of the Loan being prepaid, assigned or otherwise subject to the Call Premium (i.e. 3.00% of the principal amount of such Loan being prepaid, assigned or otherwise subject to the Call Premium), assuming that such Loan were to remain outstanding through the First Call Date, and then be prepaid, assigned or otherwise subject to the Call Premium on the First Call Date at such price and with the present value of such sum being computed using a quarterly discount rate (applied quarterly and assuming a 360-day year and actual days elapsed) equal to the applicable Treasury Rate as of such prepayment date plus 50 basis points.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning specified in Section 11.07(a).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07(a)), and accepted by the Agent, substantially in the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Auction” has the meaning specified in Section 2.19(a).

“Auction Amount” has the meaning specified in Schedule 2.19.

“Auction Assignment and Assumption” has the meaning specified in Schedule 2.19.

“Auction Manager” has the meaning specified in Section 2.19(a).

“Auction Notice” has the meaning specified in Schedule 2.19.

“Available Amount” means, at any time, the sum of:

(i)                                50% of the Consolidated Net Income of the Borrower for the period beginning on April 1, 2013 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit); plus

(ii)                                the amount of Net Cash Proceeds from any issuance or sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Borrower received following June 17, 2013 and prior to or simultaneously with such time; plus

(iii)                                 $15,000,000; plus

(iv)                               all cash returns of principal or capital cash dividends and other cash returns received by a Loan Party on or after June 17, 2013 with respect to Investments existing on June 17, 2013 and described on Schedule 8.04; minus

(v)                               the aggregate amount of Investments made following June 17, 2013 and prior to such time in reliance on Section 8.04(m) (net of any cash return to the Borrower and its Subsidiaries in respect of such Investments); minus

(vi)                               the aggregate amount of Restricted Payments made following June 17, 2013 and prior to such time in reliance on Section 8.08(a)(vi); minus

(vii)                                the aggregate amount of Specified Indebtedness prepaid, redeemed or repurchased following June 17, 2013 and prior to such time in reliance on Section 8.08(b)(ii).

As of March 31, 2016, there was approximately $22,300,000 available pursuant to the foregoing calculation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Borrower” has the meaning specified in the Preamble.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the applicable Lenders under Section 2.01(b).

“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed, in the state where the Agent’s Payment Office is located.

“Call Premium” has the meaning specified in Section 2.08(b).

“Capital Expenditures” means, with respect to any Person and its Subsidiaries for any period, any expenditure on a consolidated basis in respect of the purchase or other acquisition of any fixed or capital asset (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) Permitted Acquisitions).

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.  For the avoidance of doubt, “Capital Lease Obligations” shall be deemed to include the obligations of a lessee of real estate in respect of a build-to-suit lease if GAAP requires the lessee to recognize the leased property as an owned asset and such obligations as indebtedness.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or similar business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)                                 demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;

(c)                                  commercial paper of an issuer rated at least A-2 by S&P or P 2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d)                                 repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government;

(e)                                  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)                                   securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and

(g)                                  shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition;

provided, however, that, with respect to any Foreign Subsidiary, “Cash Equivalents” shall also include:  (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year after such date, (y) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 35% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Syndication Agents” means SunTrust Bank and Wells Fargo Bank, N.A., each in their capacity as co-syndication agents.

“Commitment” means, as to any Lender, such Lender’s obligation to fund a Loan pursuant to Section 2.01(b).  The amount of the Commitment of each Lender as of the Effective Date is set forth across from such Lender’s name on Schedule 2.01 under the heading “Commitment.”

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Compliance Date” means the date on which (a) the Consolidated Leverage Ratio for the most recently ended fiscal quarter, as confirmed on the Compliance Certificate delivered to the Agent with respect to such fiscal quarter, is less than or equal to 4.00:1.00, and (b) the Borrower shall have delivered to the Agent for distribution to the Lenders the audited annual and unaudited interim financial statements of the Borrower required to be filed in order for the Borrower to be deemed current with its filings with the SEC as of such date.

“Consolidated EBITDA” means, of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) taxes based on income or in lieu of income taxes, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization and impairment of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and loss on early retirement of debt); provided that (i) the aggregate amount of professional fees and expenses (excluding the aggregate amount of professional fees and expenses reimbursed by the Loan Parties in accordance with the Second Amendment and Waiver (as defined in the Senior Secured Credit Agreement), which are not subject to the limitation set forth in this proviso) that may be added back pursuant to this clause (e) for any period of four consecutive fiscal quarters shall not exceed (A) for the period of four consecutive fiscal quarters ending on or prior to (1) March 31, 2016, $30,000,000; (2) June 30, 2016, $36,000,000; (3) September 30, 2016, $35,000,000; (4) December 31, 2016, $31,000,000; (5) March 31, 2017, $25,000,000; (6) June 30, 2017, $19,000,000; (7) September 30, 2017, $14,000,000; and (8) December 31, 2017, $11,500,000, and (B) for any period of four consecutive fiscal quarters ending thereafter, 10.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of professional fees and expenses pursuant to this clause (e)) and (ii) this clause (e) may not be used to add back the write-down of current assets, (f) to the extent reimbursed during such period, expenses covered by indemnification provisions in any agreements in connection with Permitted Acquisitions, (g) to the extent covered by insurance and reimbursed during such period, expenses with respect to liability or casualty events or business interruption, (h) the amount of any non-recurring restructuring charges or reserves deducted from such Consolidated Net Income for such period, including any non-recurring costs incurred in connection with the closure and/or consolidation of facilities, (i) any other non-cash charges (excluding any such non-cash charges to the extent (A) there were cash charges with respect to such non-cash charges in past accounting periods and (B) the Borrower reasonably expects that there will be cash charges with respect to such non-cash charges in future accounting periods); provided that the aggregate amount of non-cash charges relating to the write-down of current assets that may be added back pursuant to this clause (i) for any period of four consecutive fiscal quarters shall not exceed 10.0% of Consolidated EBITDA for such period (calculated without giving effect to any add back of any non-cash charges relating to the write-down of current assets pursuant to this clause (i)), and (j) any costs, fees, expenses, premiums, make-whole payments and other similar items associated with the refinancing of Indebtedness if such refinancing is permitted under this Agreement, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and gain on early of retirement of debt) and (c) any other non-cash income increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, all as determined on a consolidated basis.

“Consolidated Interest Expense” means, of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding the equity component of derivatives), excluding amortization and write-off of debt discount and debt issuance costs, commissions, discounts and other fees and charges associated with Indebtedness and the amortization of the equity component of any convertible debt instrument.

“Consolidated Leverage Ratio” means, as of the end of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt as of the end of such period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) solely for purposes of determining the Available Amount, the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends, distributions and other payments actually paid in cash to any Loan Party, to the extent not already included therein.

“Consolidated Total Assets” means the consolidated total assets of the Borrower determined in accordance with GAAP as shown on the most recent quarterly or annual (as the case may be) consolidated balance sheet of the Borrower.

“Consolidated Total Debt” means, at any date, the excess of (A) the aggregate principal amount of all Indebtedness (other than Indebtedness described in clause (f) of the definition thereof and, for the avoidance of doubt, excluding accrued and unpaid interest that has not accreted to principal) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP over (B) the lesser of (i) $30,000,000 and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis, on such date.

“Contingent Obligation” means, as to any Person and without duplication, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor; (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract (other than in respect of ordinary course foreign currency hedging arrangements).  The amount of any Contingent Obligation shall (w) in the case of Guaranty Obligations, be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Swap Contracts, be deemed equal to the aggregate Swap Termination Value of such Swap Contracts, (y) in the case of Contingent Obligations in respect of Surety Instruments other than Non-Surety L/C’s, be deemed equal to the probable amount of the expected liability thereunder, and (z) in the case of Contingent Obligations in respect of Non-Surety L/C’s, be deemed equal to the face amount of such Non-Surety L/C’s.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Credit Extension” means the making of the Loans under Section 2.1(b).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to perform any of its funding obligations hereunder within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute as to the satisfaction of one or more conditions precedent to funding (specifically identified and including the particular Default, if any); (b) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after request by the Agent or the Borrower, to confirm in a manner satisfactory to the Agent (or the Borrower, as applicable) that it will comply with, and is financially able to meet, its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that is or will be, (i) the subject of a proceeding under any Debtor Relief Law, (ii) has or will have a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-in Action (provided that (x) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in, or the exercise of control (outside of the context of a proceeding of the type described in clause (d) above) of, that Lender or any direct or indirect parent company thereof by a Governmental Authority and (y) as of any date of determination, the determination of whether any Lender is a Defaulting Lender hereunder shall not take into account, and shall not otherwise impair, any amounts funded by such Lender through an SPC pursuant to Section 11.07(h)), in each case, as the Agent may reasonably determine based solely on the foregoing.

“Discharge of Senior Secured Credit Agreement Obligations” means (x) the payment in full in cash of the principal of and interest on all Indebtedness outstanding under the Senior Secured Credit Agreement and the other “Loan Documents” (as defined in the Senior Secured Credit Agreement) and (y) the termination or expiration of all commitments to extend credit that would constitute “Obligations” under and as defined in the Senior Secured Credit Agreement.

“Discount Range” has the meaning specified in Schedule 2.19.

“Disposition” has the meaning specified in Section 8.02.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder of the Equity Interest, in whole or in part, in each case under this clause (a) except (A) to the extent maturing or redeemable for Equity Interests that are not Disqualified Equity Interests and/or (B) maturing or redeemable as a result of a change of control or asset sale so long as the rights of the holders thereof upon such event are subject to the prior payment in full of the Loans and/or (C) with respect to Equity Interests held by employees, officers or directors that mature and/or are redeemable upon termination of employment, or (b) provides for the scheduled payment of dividends in cash on or prior to the date on which all Loans outstanding at the time such Equity Interest is issued terminate and mature.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Required Lenders.

“Effective Yield” shall mean, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Agent (in consultation with the Borrower) and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors, or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining Weighted Average Life to Maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to lenders providing such Indebtedness, but excluding any arrangement, underwriting, structuring, ticking and commitment fees and other fees payable in connection therewith that are not generally paid to all relevant lenders providing Indebtedness of such type and, if applicable, consent fees for an amendment paid generally to consenting lenders.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or e-fax, or otherwise to or from a Platform.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(a) (subject to such consents, if any, as may be required thereunder).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Borrower or any Subsidiary or taken as collateral, or in connection with any operations of the Borrower.

“Environmental Laws” means all federal, state, local or foreign (but only in those foreign jurisdictions where the Borrower and/or any Subsidiary has material operations) laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, land use and related health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in each case the liability with respect to which has not been satisfied; (d) the filing of a notice of intent to terminate a Pension Plan that has any Unfunded Pension Liability; (e) the treatment of a Pension Plan amendment that has any Unfunded Pension Liability as a termination under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (i) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events or circumstances specified as such in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), and franchise Taxes imposed on it (in lieu of net income taxes), by any jurisdiction as a result of any present or former connection between such recipient and such jurisdiction (other than any connection deemed to arise from such person having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, enforced and/or engaged in any other transactions pursuant to, this Agreement or any other Loan Document), (b) any branch profits Tax under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in the preceding clause (a), (c) any withholding Tax that is attributable to a Lender’s failure to comply with Section 4.01(g), (d) in the case of any Lender (other than an assignee pursuant to a request by Borrower under Section 4.07), any U.S. federal withholding Tax imposed on any amounts payable to such Lender pursuant to Requirements of Law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 4.01(b) and (e) any Tax imposed pursuant to FATCA.

“Existing Seller Notes” means the promissory notes listed on Schedule 1.01.

“Expiration Time” has the meaning specified in Schedule 2.19.

“Extending Lenders” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(a).

“Extension Offer” has the meaning specified in Section 2.17(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future United States Treasury regulations or other official administrative interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to a federal banking institution selected by the Agent in consultation with the Borrower on such day on such transactions as determined by the Agent.

“First Call Date” has the meaning specified in Section 2.08(b).

“Foreign Lender” means (i) a Lender that is neither a Disregarded Entity nor a U.S. Person, and (ii) a Lender that is a Disregarded Entity and that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means (a) any nation or government and any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing; and (b) the National Association of Insurance Commissioners.

“Guarantee Agreement” means the Guarantee Agreement among the Borrower, the Guarantors and the Agent substantially in the form of Exhibit F hereto.

“Guaranteed Obligations” means the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) of each Loan made under this Agreement to the Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of the Borrower to the Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower.

“Guarantor” means, at any time, any Subsidiary that is a party to the Guarantee Agreement at such time.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade and similar accounts payable and accrued expenses incurred in the ordinary course of such Person’s business and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 9.01(e) only, all obligations of such Person in respect of hedge agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provides that such Person is not liable therefor.  The amount of Indebtedness of the Borrower and its Subsidiaries shall be calculated without duplication of Guaranty Obligations of the Borrower or any Subsidiary in respect thereof.  If any Indebtedness is limited to recourse against a particular asset or assets, the amount of the Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date of determination of the amount of such Indebtedness.  “Indebtedness” shall not include (w) any customary contingent earnout or holdback in connection with an acquisition, (x) any obligations of the Borrower or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (y) performance bonds or performance guarantees (or bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business and (z) any redeemed or permanently defeased and/or discharged indebtedness.

“Indemnified Taxes” means all Taxes imposed on or with respect to any payment by any Loan Party under any Loan Document, other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interest Payment Date” means the last Business Day of each calendar quarter.

“Internal Control Event” means a material weakness in the Borrower’s internal controls over financial reporting as described in the Securities Laws.

“Investments” has the meaning specified in Section 8.04.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“Joint Bookrunners” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, in their capacity as joint bookrunners.

“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, in their capacity as joint lead arrangers.

“Lender” has the meaning specified in the introductory clause hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Borrower and the Agent.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment for security, charge or deposit arrangement for security, encumbrance, lien (statutory or other) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

“Loan” means an extension of credit by a Lender to the Borrower under Section 2.01(b).

“Loan Documents” means this Agreement, the Notes, the Guarantee Agreement, the Administrative Agent Fee Letter and all other documents delivered to the Agent or any Lender hereunder.

“Loan Party” means the Borrower and each Guarantor.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means a material adverse effect on (a) the business, consolidated financial condition, results of operations, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents against any Loan Party or the rights or remedies of the Agent or the Lenders against any Loan Party hereunder or thereunder or (c) the ability of any Loan Party to perform its obligations under any Loan Documents to which it is a party, but excluding, in each of the foregoing cases, any changes or effects prior to March 31, 2013 in connection with specific events (and not general economic or industry conditions) applicable specifically to the Borrower and/or its Subsidiaries as disclosed in the Borrower’s SEC filings (form 10-K, 10-Q and 8-K) prior to March 31, 2013 (but, for the avoidance of doubt, not excluding any changes or effects subsequent to such disclosure or the subsequent worsening of any condition beyond what was described in such SEC filings).

“Material Disposition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the disposition by the Borrower or a Subsidiary of (a) all or substantially all of the assets of a Subsidiary, or of any business or division of the Borrower or a Subsidiary; or (b) all of the Equity Interests of a Subsidiary (to the extent owned by the Borrower and/or its Subsidiaries) to a Person that is not a Subsidiary.

“Material Domestic Subsidiary” means, at any time, each Domestic Subsidiary other than (a) any Domestic Subsidiary which has been designated by the Borrower as an “Immaterial Subsidiary” which, together with all other Domestic Subsidiaries so designated at such time, has (i) total (gross) revenues (after eliminating intercompany revenues) for the preceding four fiscal quarter period determined on a Pro Forma Basis less than 10% of the total (gross) revenues of the Borrower and its Domestic Subsidiaries for such period and (ii) total assets (after eliminating intercompany items) of less than 10% of the total assets of the Borrower and its Domestic Subsidiaries as of the last day of such period based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Agent pursuant to Section 7.01; (b) any Securitization Subsidiary; and (c) any captive insurance company.

“Maturity Date” means the earlier of (a) August 1, 2019 and (b) the date on which the Loans become due and payable pursuant to Section 9.02.

“MNPI” means material non-public information with respect to the Borrower or any of its Subsidiaries, their respective businesses or the Loans.

“Moody’s” means Moody’s Investors Service Inc. or its successors.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)                                 with respect to any Disposition or Recovery Event, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary (other than from the Borrower or any Subsidiary) pursuant to such Disposition or Recovery Event, net of (i) the direct costs relating to such Disposition or Recovery Event (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (including taxes that are or would be payable upon repatriation of such proceeds to the United States), after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject thereto (other than Indebtedness hereunder), (iv) the amount of any reserve established in accordance with GAAP in respect of, without duplication, (x) earn-outs and other purchase price adjustments associated with the purchase price of the asset subject to such Disposition and (y) liabilities associated with such asset that are retained by the Borrower or such Subsidiary, including pension and post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations, (v) proceeds that are within 365 days after such Disposition or Recovery Event either (x) reinvested by the Borrower or the applicable Subsidiary in long-term assets useful in the business of the Borrower or the applicable Subsidiary or otherwise as expressly contemplated by this Agreement or (y) applied towards the purchase price of an Acquisition, to the extent that the Borrower would be permitted to pay cash to consummate such an Acquisition as of the date of such Disposition or Recovery Event and (vi) solely to the extent not already deducted in determining the aggregate cash proceeds received by the Borrower or such Subsidiary, the amount of cash and Cash Equivalents disposed of in such Disposition; provided, that no amounts that would otherwise constitute Net Cash Proceeds from a Disposition or series of related Dispositions shall constitute Net Cash Proceeds unless the aggregate fair market value of the assets disposed of in connection with such Disposition or series of related Dispositions exceeds $5,000,000;

(b)                                 with respect to any issuance of any Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary (from a Person other than the Borrower or any Subsidiary) pursuant to such transaction, net of (i) the direct costs relating to such transaction (including sales and underwriter’s discounts and commissions and legal, accounting and investment banking fees) and (ii) in the case of any issuance by a Foreign Subsidiary, deductions in respect of taxes that are or would be payable upon repatriation of such proceeds to the United States, after taking into account any available tax credits or deductions and any tax sharing arrangements; and

(c)                                  the net amount of any federal income tax refund received in cash by any Loan Party in respect of tax year 2015 or any tax year prior to 2015.

“Non-Surety L/C’s” means letters of credit which are not Surety L/C’s.

“Note” has the meaning specified in Section 2.02(b).

“Notice of Borrowing” means a notice substantially in the form of Exhibit A or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Prepayment” means a notice of prepayment with respect to a Loan, in such form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower to any Lender, the Agent or any other Indemnitee, in each case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

“Organization Documents” means, for any corporation or other organization, as applicable, the certificate or articles of incorporation or formation, the bylaws, limited partnership agreement, limited liability company agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement or other similar agreement.

“Other Taxes” means all present or future stamp, court, documentary or other excise or property Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Securitization Amount” means, with respect to any Permitted Securitization, the maximum amount advanced to a Securitization Subsidiary in respect of accounts receivable or other financial assets and related assets transferred to such Securitization Subsidiary by the Borrower or any Subsidiary.

“Participant” has the meaning specified in Section 11.07(c).

“Participant Register” has the meaning specified in Section 11.07(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate, or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Percentage” means, as to any Lender, the percentage which (a) the Commitment of such Lender (or, after the Effective Date, the outstanding principal amount of such Lender’s Loan) is of (b) the aggregate amount of Commitments (or, after the Effective Date, the aggregate outstanding principal amount of all Loans).

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary; provided that (i) any Person acquired in a Permitted Acquisition shall be in a line of business consistent with the requirements of Section 8.13; (ii) at the time such Acquisition is consummated and upon giving effect thereto, the Borrower’s Consolidated Leverage Ratio as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00; and (iii) at the time of such Acquisition both before and upon giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

“Permitted Additional Debt” means unsecured Indebtedness of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred, (ii) upon giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom, the Borrower’s Consolidated Leverage Ratio (excluding, for purposes of this calculation, up to $10,000,000 of Seller Notes or Subordinated Indebtedness) as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00, (iii) no portion of the principal amount of such Indebtedness matures or is mandatorily repurchasable or redeemable (other than following an event of default thereunder or on a change of control or Disposition on terms not materially less favorable to the Lenders than the corresponding provisions of the Indenture (as defined in the Senior Secured Credit Agreement) governing the Senior Notes (as defined in the Senior Secured Credit Agreement)) by the Borrower or any of its Subsidiaries prior to the date that is 91 days following the final maturity date of Loans outstanding at the time such Indebtedness is incurred and (iv) of which no Subsidiary of the Borrower other than a Guarantor is liable either directly or through a Contingent Obligation in respect of such Indebtedness.

“Permitted Amendments” has the meaning specified in Section 2.17(a).

“Permitted Earn-Out Obligations” means obligations of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition which (i) are not secured and are subordinated to the Obligations on terms customary for senior subordinated high yield debt securities (as determined in good faith by the Borrower) and (ii) are payable solely by the Borrower or such Subsidiaries in the event that certain future performance goals are achieved in the business acquired in such Permitted Acquisition; provided that the aggregate amount of all Permitted Earn-Out Obligations outstanding at any time shall not exceed $30,000,000.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Refinancing Indebtedness”: Indebtedness (including, with respect to any Guaranty Obligation, the refinancing of the underlying indebtedness and the incurrence of a Guaranty Obligation with respect to the new indebtedness) incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any of its Subsidiaries (the “Refinanced Indebtedness”), to the extent that:

(a)                                 the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Permitted Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness (or, in the case of the Senior Secured Credit Agreement, an amount equal to $165,000,000 plus the principal amount of the “Term Loans” under and as defined in the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver thereto) outstanding as of the date hereof) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premiums, make-whole amounts and/or consent fees paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Permitted Refinancing Indebtedness;

(b)                                 the Permitted Refinancing Indebtedness does not include Indebtedness of a Person that is not a Loan Party that refinances Refinanced Indebtedness of a Loan Party;

(c)                                  if the Refinanced Indebtedness was Subordinated Indebtedness then such Permitted Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Obligations under this Agreement;

(d)                                 the Permitted Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or (b) after the maturity date of the Loans at the time such Permitted Refinancing Indebtedness is incurred;

(e)                                  the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of all then outstanding Loans has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of all then outstanding Loans; and

(f)                                   such Permitted Refinancing Indebtedness is not secured by any Liens on any assets of the Borrower or any of its Subsidiaries other than the type of assets (and proceeds thereof) that secured the Refinanced Indebtedness.

“Permitted Securitization” means any program providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related transactions, of accounts receivable or other financial assets (including rights in respect of capitalized leases) and related rights and assets of the Borrower or any of its Subsidiaries in transactions intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing to the Securitization Subsidiary secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets.

“Permitted Seller Notes” means promissory notes issued by the Borrower or any of its Subsidiaries to sellers of stock or assets in one or more Permitted Acquisitions, which promissory notes shall be (i) unsecured and (ii) Subordinated Indebtedness, if, on the date of issuance thereof, on a pro forma basis the Borrower’s Consolidated Leverage Ratio as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Portfolio Interest Exemption” has the meaning specified in Section 4.01(g)(ii)(B)(III).

“Premium Prepayment Event” has the meaning specified in Section 2.08(b).

“primary obligations” has the meaning specified in the definition of “Contingent Obligation.”

“primary obligor” has the meaning specified in the definition of “Contingent Obligation.”

“Pro Forma Basis”: as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of Consolidated EBITDA, effect shall be given to any Material Disposition, Acquisition and Restricted Payment, in each case that occurred during the Reference Period (or occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness, in each case not to finance any Acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) the interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to give appropriate effect to cost savings and synergies that are directly attributable to the relevant transaction, factually supportable and expected to have a continuing impact on the financial results of the Borrower and its Subsidiaries.  The Borrower shall deliver to the Agent a certificate of a financial officer of Borrower setting forth calculations of any such pro forma adjustments supporting them in reasonable detail; provided that no adjustments for synergies or cost savings shall be made with respect to such relevant transaction after the end of the first four consecutive fiscal quarters ended following such transaction.

“Proceeding” has the meaning specified in Section 11.04(b).

“Proceeds Application” has the meaning specified in Section 2.09(b).

“Projections” has the meaning specified in Section 7.01(c).

“Public Lender” has the meaning specified in Section 7.02.

“Qualifying Bid” has the meaning specified in Schedule 2.19.

“Recovery Event”: any cash settlement of or cash payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case received by the Borrower or any Subsidiary, relating to any asset of the Borrower or any of its Subsidiaries, provided, in each case, that such settlement or payment is in excess of $10,000,000.

“Reference Period” has the meaning specified in the definition of “Pro Forma Basis.”

“Refinanced Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness.”

“Refinancing” means (x) the redemption or other refinancing on the Borrowing Date of all of the Borrower’s outstanding 10.625% Senior Notes due 2018 (by the irrevocable deposit with the trustee in respect of such Senior Notes of a sufficient amount of the proceeds of the Loans to effectuate a satisfaction and discharge thereof) and (y) the repayment of a portion of the revolving borrowings under the Senior Secured Credit Agreement and the permanent reduction of commitments thereunder to the extent required by the terms of the Senior Secured Credit Agreement in connection therewith.

“Register” has the meaning specified in Section 11.07(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents and advisors of such Person and of such Person’s Affiliates.

“Remarketing Agreements” means agreements guaranteeing the residual or future resale value of products sold or leased by the Borrower or any of its Subsidiaries.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repricing Transaction” shall mean the incurrence by the Borrower of any Indebtedness (a) with an Effective Yield that is less than the Effective Yield for the Loans being refinanced and (b) the proceeds of which are used substantially concurrently to prepay, in whole or in part, the outstanding principal of the Loans.

“Required Lenders” means at any time Lenders having aggregate Percentages in excess of 50%.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, regulation or other official administrative pronouncement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the treasurer or the chief accounting officer of the Borrower or other person authorized by the Board of Directors of the Borrower to execute any of the Loan Documents, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of the Borrower, any other officer having substantially the same authority and responsibility or any officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent, and, for purposes of Sections 7.03, 9.01(b) and 9.01(i), shall also include the general counsel of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Capital Stock.

“Return Bid” has the meaning specified in Schedule 2.19.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., or its successors.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securitization Obligations” means the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, lease receivables and other rights to payment in connection with Permitted Securitizations.

“Securitization Subsidiary” means one or more special purpose, bankruptcy remote, Wholly-Owned Subsidiaries of the Borrower which in each case is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to a Permitted Securitization.

“Seller Notes” means the Existing Seller Notes and the Permitted Seller Notes.

“Senior Secured Credit Agreement” means that credit agreement, dated as of June 17, 2013, among the Borrower, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Issuer and Swing Line Lender, as amended from time to time prior to the date hereof and after giving effect to the Fifth Amendment and Waiver dated as of the date hereof, as the same may be further amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time to the extent permitted by this Agreement.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt (but excluding for this purpose, any amount of Indebtedness to the extent that it is unsecured) to (b) Consolidated EBITDA for the most recently ended period of four fiscal quarters for which financial statements are available.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the “present fair saleable value” of the property of such Person is greater than the total amount of liabilities of such Person, contingent or otherwise, of such Person, as such quoted terms are determined in accordance with laws generally governing insolvency of debtors, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” means (a) a Default under Section 9.01(a), (b) a Default under Section 9.01(f) or (g), in either case, with respect to the Borrower, or (c) any Event of Default.

“Specified Indebtedness” means (i) any Subordinated Indebtedness (other than Subordinated Indebtedness owing to the Borrower or a Subsidiary), (ii) any Permitted Additional Debt and (iii) any Permitted Refinancing Indebtedness in respect of Permitted Additional Debt.

“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and similar obligations entered into by the Borrower or any of its Subsidiaries, which the Borrower has determined in good faith to be customary, necessary or advisable in a Permitted Securitization.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that is expressly subordinated in terms of lien priority or payment priority to the Indebtedness incurred under this Agreement.

“Surety Bonds” means all bonds issued for the account of the Borrower or any of its Subsidiaries to assure the performance thereby (or to the extent issued in the ordinary course of business, any other Person) under any contract entered into in the ordinary course of business.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, Surety Bonds, Remarketing Agreements and similar instruments.

“Surety L/C’s” means letters of credit which are issued for the account of the Borrower or any of its Subsidiaries to provide credit support, in the ordinary course of business, for (a) a contract bid by such Person, (b) the performance by such Person under any contract, (c) any warranty extended by such Person, (d) the repayment of advance payments made to such Person and (e) self-insurance or fully-fronted insurance with respect to the Borrower or any of its Subsidiaries.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in subsection (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Tax Status Certificate” has the meaning specified in Section 4.01(g)(ii)(B)(III).

“Taxes” means all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all interest, penalties, additions to tax and other liabilities with respect thereto.

“Threshold Amount” means, at any time, the greater of (x) $30,000,000 and (y) 3.00% of Consolidated Total Assets.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the Refinancing and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days (but not more than five (5) Business Days) prior to the date the Call Premium is due (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Borrower in good faith)) most nearly equal to the period from the date the Call Premium is due to the First Call Date; provided, however, that if the period from the date the Call Premium is due to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date the Call Premium is due to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Unfunded Pension Liability” means, with respect to any Plan, the excess of such Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors (or other governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02                        Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 Section, subsection, clause, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                                  (i)  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)                                  The term “including” is not limiting and means “including without limitation.”

(iii)                               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(d)                                 Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e)                                  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)                                   This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)                                  This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower, the Lenders and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

1.03                        Accounting Principles.

(a)                                 Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (other than any covenant requiring the delivery of financial statements) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effect of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

(c)                                  For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under generally accepted accounting principles as of June 17, 2013, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

(d)                                 If any change in GAAP occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement or in what Subsidiaries are consolidated for financial reporting purposes, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such change so that the criteria for evaluating the Borrower’s financial condition will be the same after such change as if such change had not occurred and until such amendments are made such change in GAAP shall be disregarded for purposes of determining compliance with this Agreement.

(e)                                  All calculations of the Consolidated Leverage Ratio and Senior Secured Leverage Ratio shall be made on a Pro Forma Basis.

(f)                                   [Reserved].

1.04                        Currency Equivalents Generally.  For all purposes of this Agreement (but not for purposes of the preparation of any financial statements, any schedules pertaining to Foreign Subsidiaries or any compliance certificates delivered pursuant hereto), the equivalent in any currency of an amount in Dollars, and the equivalent in Dollars of an amount in any other currency, shall be determined based on the applicable foreign exchange rate.

1.05                        [Reserved].

1.06                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

THE TERM FACILITY

2.01                        The Term Facility.

(a)                                 [Reserved].

(b)                                 Each Lender will make a term loan (each a “Loan”) to the Borrower on the Effective Date in the amount of such Lender’s Commitment.  Amounts repaid with respect to Loans may not be reborrowed.

2.02                        Loan Accounts.

(a)                                 The Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the applicable Lenders to the Borrower and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

(b)                                 The Borrower shall, at the request of any Lender, issue to such Lender a single note (each a “Note”), substantially in the form of Exhibit E, to evidence such Lender’s Loan to the Borrower.  Each Lender may, instead of or in addition to maintaining a loan account, endorse on the schedule annexed to its Note the date and amount of the Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto.  Each such Lender is irrevocably authorized by the Borrower to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

2.03                        Procedure for Borrowing.

(a)                                 The Borrower shall deliver an irrevocable Notice of Borrowing to the Agent prior to 11:00 a.m. (Eastern time) on the requested Borrowing Date.  The Notice of Borrowing delivered pursuant to this Section 2.03(a) must be appropriately completed and signed by a Responsible Officer of the Borrower.  The Notice of Borrowing shall specify:

(A)                               the amount of such Borrowing; and

(B)                               the requested Borrowing Date, which shall be a Business Day.

(b)                                 The Agent will promptly notify each applicable Lender of its receipt of the Notice of Borrowing and the amount of each Lender’s pro rata share of such Borrowing (based on its Commitment).

(c)                                  Each Lender will make the amount of its applicable share of the Borrowing available to the Agent for the account of the Borrower at the Agent’s Payment Office by 1:00 p.m. (Eastern time) on the Borrowing Date in funds immediately available to the Agent.  The proceeds of all such Loans will then be made available on the Borrowing Date to the Borrower (or its designee(s)) by the Agent by wire transfer to such account(s) as the Borrower specifies in writing to the Agent.

2.04                        [Reserved].

2.05                        [Reserved].

2.06                        [Reserved].

2.07                        [Reserved].

2.08                        Optional Prepayments.

(a)                                 The Borrower may, at any time or from time to time, upon Notice of Prepayment to the Agent (which Notice of Prepayment may be conditioned upon the consummation of replacement financing) by not later than 10:30 a.m. (Eastern time) one Business Day prior to the prepayment date, prepay Loans in whole or in part, in an aggregate minimum amount that is not less than $2,000,000 (or such lesser amount agreed to by the Agent) without premium or penalty except as set forth in Section 2.08(b).  Such Notice of Prepayment shall specify the date and amount of such prepayment, which Loans are to be prepaid and the installments to which such prepayment shall be applied.  The Agent will promptly notify each Lender of its receipt of any such Notice of Prepayment, and of such Lender’s Percentage of such prepayment, subject to Section 2.20, if applicable.  If such Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Prepayment shall be due and payable on the date specified therein.

(b)                                 If any Loans are (i) voluntarily prepaid pursuant to Section 2.08(a), (ii) mandatorily prepaid pursuant to Section 2.09(b)(ii)(x) or in connection with a Change of Control, (iii) prepaid pursuant to an amendment of this Agreement resulting in a Repricing Transaction, or (iv) subject to an Event of Default under Section 9.01(f) or Section 9.01(g) (each such event set forth in clauses (i) through (iv), a “Premium Prepayment Event”), in each case, such Premium Prepayment Event shall be accompanied by (x) a premium equal to the Applicable Premium of the aggregate principal amount of the Loans subject to such Premium Prepayment Event if such Premium Prepayment Event occurs before February 1, 2018 (the “First Call Date”), (y) 3.00% of the aggregate principal amount of the Loans subject to such Premium Prepayment Event if such Premium Prepayment Event occurs on or after the First Call Date but prior to February 1, 2019 and (z) 1.50% of the aggregate principal amount of the Loans subject to such Premium Prepayment Event if such Premium Prepayment Event occurs on or after February 1, 2019 and prior to the scheduled Maturity Date (any such premium, a “Call Premium”); provided that with respect to a Prepayment Event pursuant to clause (iii) as a result of an amendment to this Agreement, the applicable Call Premium shall be paid on the aggregate amount of the Loans outstanding immediately prior to such amendment, which are subject to such Repricing Transaction.

2.09                        Mandatory Prepayments of Loans.

(a)                                 [Reserved].

(b)                                 Subject to Section 2.09(d), if the Borrower or any Subsidiary receives any Net Cash Proceeds from any of the following events, the Borrower shall apply such Net Cash Proceeds at the following times and in the order of application set forth in subsection (c) below (any such application, a “Proceeds Application”):

(i)                                     Within five Business Days following the receipt of any Net Cash Proceeds from any Disposition (other than a Disposition of the type described in Section 8.02(a) through 8.02(i)) or Recovery Event (in each case excluding, for the avoidance of doubt, amounts reinvested or to be reinvested as contemplated by the definition of “Net Cash Proceeds”), the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(ii)                                  Within five Business Days following the receipt of any Net Cash Proceeds from (x) the issuance of any Indebtedness (other than Indebtedness permitted by Section 8.05) or (y) any increase in the Outstanding Securitization Amount above the highest Outstanding Securitization Amount, if any, previously in effect, the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(iii)                               Within five Business Days following the receipt of Net Cash Proceeds from any federal income tax refund in respect of tax year 2015 or earlier, the Borrower shall make a Proceeds Application in an amount equal to (A) fifty percent (50%) of such Net Cash Proceeds less (B) the amount of any Refund Commitment Reduction (as defined in the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver)) made pursuant to Section 2.09(b)(ii) of the Senior Secured Credit Agreement; provided that if either (x) no Refund Commitment Reduction would be required by Section 2.09(b)(ii) of the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver) or (y) the amount in clause (A) above exceeds the amount in clause (B) above, but, in the case of this clause (y), the “Aggregate Revolving Commitment” under and as defined in the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver) is no greater than $108,000,000 upon giving effect to the related Refund Commitment Reduction, then no Proceeds Application shall be required.

(c)                                  Except to the extent any Extension Amendment provides that the Loans established thereby shall receive a lesser amount from any prepayment pursuant to clause (b) above, each prepayment pursuant to clause (b) above shall be applied ratably to the Loan(s) in proportion to the original principal amounts thereof, and shall be applied ratably to the remaining installments thereof.

(d)                                 Notwithstanding anything to the contrary in this Section 2.09, no prepayments of Loans shall be required pursuant to this Section 2.09 until the Discharge of Senior Secured Credit Agreement Obligations has occurred, other than in respect of a mandatory prepayment pursuant to Section 2.09(b)(ii)(x) which requires the Loans to be prepaid.

2.10                        Repayment.

(a)                                 [Reserved].

(b)                                 The Borrower shall repay to the Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

2.11                        Interest.

(a)                                 Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to 11.50%.

(b)                                 Interest on each Loan shall be paid in arrears on each Interest Payment Date and on the Maturity Date.  During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

(c)                                  Notwithstanding Section 2.11(a), (i) while an Event of Default under Section 9.01(a) exists, (ii) upon the request of the Required Lenders while any other Event of Default exists or (iii) after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum determined by adding 2.00% per annum to the interest rate otherwise then in effect for such Loans.

(d)                                 Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.12                        Fees.

(a)                                 Agency Fees.  The Borrower shall pay the Agent such fees as are required by the Administrative Agent Fee Letter or as otherwise agreed to by the Borrower and the Agent from time to time in connection herewith.  Such fees shall be fully earned when paid.

(b)                                 [Reserved].

2.13                        Computation of Fees and Interest.

(a)                                 All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)                                 Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the applicable Lenders in the absence of demonstrable error.

2.14                        Payments by the Borrower.

(a)                                 All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim.  Except as otherwise specified herein, all payments by the Borrower shall be made to the Agent for the account of the applicable Lenders at the Agent’s Payment Office no later than 11:00 a.m. (Eastern time) on the date specified herein.  All such payments shall be made in funds immediately available to the Agent and in Dollars.  Subject to Section 9.02, the Agent will promptly distribute to each applicable Lender its applicable share of such payment which, except as otherwise expressly provided herein, shall be based upon such Lender’s Percentage in respect of which such payment has been made.  Any payment received by the Agent later than 1:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)                                 Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c)                                  Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be so required), in reliance upon such assumption, distribute to the applicable Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

2.15                        Payments by the Lenders to the Agent.

(a)                                 Unless the Agent receives notice from a Lender on or prior to the Effective Date that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender’s Percentage of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)                                 The failure of any applicable Lender to make any Loan on the Borrowing Date shall not relieve any other applicable Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the Borrowing Date.

2.16                        Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loan made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact and (b) purchase from the other applicable Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the applicable Lenders following any such purchases or repayments.

2.17                        Amendments Effecting a Maturity Extension.  In addition, notwithstanding any other provision of this Agreement to the contrary:

(a)                                 The Borrower may, by written notice to the Agent (who shall forward such notice to all applicable Lenders), make an offer (each such offer, an “Extension Offer”) on a pro rata basis to all the Lenders to make one or more amendments or modifications to allow the maturity of the Loans of the Extending Lenders (as defined below) to be extended, and, in connection with such extension, to (i) [reserved], (ii) increase the interest rate and/or fees payable with respect to the applicable Loans of the Extending Lenders and the payment of additional fees or other consideration to the Extending Lenders, and/or (iii) change such additional terms and conditions of this Agreement solely as applicable to the Extending Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 11.01) to be effective only during the period following the original maturity date prior to its extension by such Extending Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of the Agent and the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 3 Business Days after the date of such notice).  To the extent not otherwise approved by the requisite Lenders under Section 11.01, Permitted Amendments shall become effective only with respect to the Loans of the Lenders that accept the Extension Offer (such Lenders, the “Extending Lenders”).  The Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Agent an extension amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Agent shall promptly notify each Lender as to the effectiveness of the Extension Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of the Extension Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans of the Extending Lenders as to which such Lenders’ acceptance has been made.  The Borrower may effectuate no more than two Extension Amendments.

(b)                                 Any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, made to effect any Permitted Amendment that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document may be effected by an agreement or agreements in writing signed by the Agent, the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of Lenders that would be required to consent thereto under Section 11.01.

(c)                                  This Section shall supersede any provisions of this Agreement to the contrary, including Section 11.01, it being understood, however, that nothing in this Section shall impair or limit the effectiveness of any amendment effectuated in accordance with Section 11.01 (including, without limitation, any amendment effectuated simultaneously with any Permitted Amendment).

2.18                        [Reserved].

2.19                        Loan Repurchases.

(a)                                 Notwithstanding anything to the contrary contained in any Loan Document, the Borrower may conduct reverse Dutch auctions from time to time in order to purchase Loans (each, an “Auction”) (each such Auction to be managed exclusively by the Agent (if it consents to do so in its sole discretion) or another investment bank(s) of recognized standing selected by the Borrower following consultation with the Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)                                     each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and Schedule 2.19;

(ii)                                  no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Loans in connection with any Auction;

(iii)                               the minimum principal amount (calculated on the face amount thereof) of Loans that the Borrower offers to purchase in any such Auction shall be no less than $10,000,000 (unless another amount is agreed to by the Agent);

(iv)                              [reserved];

(v)                                 the aggregate principal amount (calculated on the face amount thereof) of all Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(vi)                              no more than one Auction may be ongoing at any one time;

(vii)                           the Borrower shall represent and warrant that no Loan Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to be material to a Lender’s decision to participate in the Auction; and

(viii)                        at the time of each purchase of Loans through an Auction, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clauses (i) through (vii).

(b)                                 The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Loans pursuant to the respective Auction.  If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender or any other Person for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offer documents), if any, on the purchased Loans up to the settlement date of such purchase and (ii) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not be subject to the terms and conditions of Section 2.08 or 2.09.

(c)                                  The Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section (provided that no Lender shall have any obligation to participate in any such Auctions) and hereby waive the requirements of any provision of any Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section, including Sections 2.08, 2.09 and 2.16 (it being understood that purchases of Loans by the Borrower shall not constitute Investments).  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.04 mutatis mutandis as if each reference therein to the “Agent” were a reference to the Auction Manager, and the Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.20                        Defaulting Lenders.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Agent by such Defaulting Lender pursuant to Section 11.09), shall be applied at such time or times as may be reasonably determined by the Agent as follows (and, in any case, when due): first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Specified Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund a Loan under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Specified Default exists, to the payment of any amounts owing to the Borrower as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of the Loan of such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 The Agent agrees to promptly notify the Borrower upon any Lender’s becoming a Defaulting Lender (but the Agent shall have no liability for any failure to give, or any delay in giving, any such notice).  Any Lender that becomes a Defaulting Lender agrees to promptly notify the Borrower and the Agent upon such Lender becoming a Defaulting Lender.  If the Borrower and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

[RESERVED]

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01                        Taxes.

(a)                                 Any and all payments by or on account of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, unless any such deduction or withholding is required by any Requirement of Law (as determined in the good faith discretion of the applicable withholding agent).

(b)                                 If the Borrower, the Agent or any other applicable withholding agent shall be required by any Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable by or on account of any Loan Party under any Loan Document to any Lender or the Agent, then:

(i)                                     If such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that, after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 4.01), each of such Lender and such Agent receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)                                  the applicable withholding agent shall make such deductions and withholdings; and

(iii)                               the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall timely pay all Other Taxes to the applicable Governmental Authority in accordance with applicable law.

(d)                                 The Borrower agrees to indemnify and hold harmless each Lender and Agent for the full amount of (i) Indemnified Taxes and (ii) Other Taxes payable by such Lender or the Agent and any liability (including penalties (except to the extent such penalties are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Lender or such Agent, respectively), interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within 30 days after the date such Lender or such Agent makes written demand therefor.

(e)                                  Within 30 days after the date of any payment by any Loan Party of any Taxes on account of a Lender or the Agent, the Borrower shall furnish to such Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

(f)                                   If any Loan Party is required to pay any amount to any Lender or the Agent for the account of such Lender pursuant to subsection (b) or (d) of this Section 4.01, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(g)                                  Status of Lenders; Tax Documentation.

(i)                                Each Lender shall deliver to the Borrower and to the Agent, whenever reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, (A) to determine whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s (and, if applicable, such Lender’s beneficial owners’) entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction.  Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 4.01(g)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so.

(ii)                                Without limiting the generality of the foregoing,

(A)                               each U.S. Lender shall deliver to the Borrower and the Agent (in such number of signed originals as shall be requested by the recipient) on or before the date on which it becomes a party to this Agreement executed originals of IRS Form W-9 (or any successor thereto) certifying that such Lender is exempt from U.S. federal backup withholding; and

(B)                               each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, whichever of the following is applicable:

(I)                                   IRS Form W-8BEN or W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                              IRS Form W-8ECI (or any successor thereto),

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit H-1,H-2, H-3 or H-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender (or, in the event that such Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender) is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor thereto),

(IV)                          in the case that a Foreign Lender (or, in the event that the Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Foreign Lender) is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Foreign Lender is a participating Lender), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation from each beneficial owner that would be required under this Section 4.01(g)(ii) if such beneficial owner were a Lender, as applicable (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership (for U.S. federal income tax purposes) and not a participating Lender, the Tax Status Certificate from the direct or indirect partner(s) may be provided by the Foreign Lender on behalf of such direct or indirect partner(s))), or

(V)                               any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(C)                               If a payment made to a Lender under any Loan Document would be subject to Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (C), “FATCA” shall include any amendments to FATCA after the date of this Agreement.

(iii)                               Each Lender hereby authorizes the Agent to deliver to the Loan Parties and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 4.01(g).

Notwithstanding anything to the contrary in this Section 4.01(g), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

4.02                        [Reserved].

4.03                        Increased Costs and Reduction of Return.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii)                                  subject any Lender to any Taxes of any kind whatsoever with respect to this Agreement, any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 4.01 and any Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, but subject to Section 4.03(c) below, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, subject to Section 4.03(c) below, from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  The right of a Lender to receive payment under subsection (a) or (b) of this Section shall be conditioned upon its delivery to the Borrower of a certificate setting forth a reasonably detailed calculation of the amount or amounts demanded, and any such certificate shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender the amount shown as due on any such certificate that is free of demonstrable error within 30 days after receipt thereof; provided that payment shall only be made to a Lender to the extent such Lender makes similar claims under similar circumstances against similarly situated borrowers pursuant to similar provisions under agreements similar to this Agreement.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 4.03 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender claims compensation therefor hereunder (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

4.04                        [Reserved].

4.05                        [Reserved].

4.06                        Certificates of Lenders.  Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Agent) contemporaneously with the demand for payment a certificate setting forth in reasonable detail the basis for, and a calculation of, the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

4.07                        Replacement of Lenders.  If any Lender requests compensation under Section 4.03, if any Lender is a Defaulting Lender, if any Lender requests payment pursuant to Section 4.01 in an amount materially higher than amounts requested by other Lenders generally, if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto or if any Lender becomes the subject of, or is threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrower shall have paid to the Agent the assignment fee specified in Section 11.07(a);

(b)                                 such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loan and, other than in the case of a Defaulting Lender, any premium thereon (assuming for this purpose that the Loan of such Lender was being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 4.01 or 4.03 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 4.03 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 in the case of any such assignment resulting from a Lender that has become the subject of, or has been threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action, the assignee shall be deemed to have taken assignment of all the interests, rights and obligations of the assigning Lender under this Agreement without giving effect to the applicable Bail-In Action on such interests, rights and obligations, and the failure of any Defaulting Lender or Lender that has become the subject of, or has been threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action to execute any Assignment and Assumption pursuant to Section 11.07 shall not invalidate such assignment; and

(e)                                  such assignment does not conflict with applicable laws.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 4.07, it shall promptly execute and deliver to the Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Borrower any Note (if a Note has been issued in respect of such Lender’s Loan) subject to such Assignment and Assumption; provided that the failure of any such

Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

4.08                        Survival.  The agreements and obligations of the Borrower in this Article IV shall survive the payment of all other Obligations and resignation of the Agent.

ARTICLE V

CONDITIONS PRECEDENT

5.01                        Conditions to Effectiveness and Initial Credit Extension.  This Agreement shall not become effective, and no Lender shall be required to make the initial Credit Extension hereunder, unless and until the Agent and the Lenders shall have received all of the following, in form and substance satisfactory to the Agent and the Lenders, and in the case of documents, in the number of originals requested by the Agent or the Lenders (except that only one original of each requested Note shall be signed):

(a)                                 This Agreement executed by each party thereto.

(b)                                 The Guarantee Agreement duly executed by each party thereto.

(c)                                  [Reserved].

(d)                                 [Reserved].

(e)                                  Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent or the Lenders may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(f)                                   Subject to Schedule 7.04(a), such documents and certifications as the Agent or the Lenders may reasonably request to evidence that each Loan Party is duly organized or formed, and validly existing, in good standing (or similar status) in its jurisdiction of organization.

(g)                                  A favorable opinion of Foley & Lardner LLP, counsel to the Loan Parties, addressed to the Agent and the Lenders.

(h)                                 A certificate signed by a Responsible Officer of the Borrower certifying that (A) the conditions specified in Sections 5.02(b) and (c) have been satisfied and (B) other than in connection with the Refinancing, as disclosed in the Borrower’s SEC filings on Form 8-K on or after February 17, 2015 and/or as otherwise disclosed to the Lenders, there has been no change, occurrence or development since February 17, 2015 that either individually or in the aggregate could reasonably be expected to have a “Material Adverse Effect” (both before and after giving effect to the Transaction) on the Borrower and its Subsidiaries, taken as a whole.

(i)                                     A certificate attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer, substantially in the form of Exhibit G.

(j)            Evidence reasonably satisfactory to the Agent and the Lenders that the Fifth Amendment and Waiver to the Senior Secured Credit Agreement has, or substantially concurrently with the Effective Date will, become effective in accordance with the terms thereof.

(k)           Evidence reasonably satisfactory to the Agent and the Lenders that the Refinancing has been, or concurrently with the Effective Date is being, consummated.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Agent and the Borrower shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.  The Agent shall promptly notify the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

5.02        Conditions to the Loans.  The obligation of each Lender to make the Loan to be made by it is subject to the satisfaction of the following conditions precedent on the Borrowing Date:

(a)           Notice, Application.  The Agent shall have received a Notice of Borrowing as required under Section 2.03;

(b)           Representations and Warranties.  The representations and warranties in Article VI or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

(c)           No Existing Default.  No Default or Event of Default shall exist or shall result from such Borrowing.

The Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of such notice and as of the Borrowing Date that the conditions in this Section 5.02 are satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender as follows:

6.01        Existence and Power.  The Borrower and each of its Subsidiaries:

(a)           except as set forth on Schedule 7.04(a), is a corporation or other entity duly organized, validly existing and, to the extent applicable to such entity, in good standing under the laws of the jurisdiction of its incorporation or organization;

(b)           has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and to carry on its business and (ii) in the case of each Loan Party, to execute, deliver, and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction;

(c)           is duly qualified as a foreign entity in each state in the United States and is licensed and in good standing (or similar status) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in subsection (a) (except as it relates to the Borrower), (b)(i), (c) or (d) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02        Corporate Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other action, and do not and will not:

(a)           contravene the terms of any of such Person’s Organization Documents;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)           violate any Requirement of Law.

6.03        Governmental and Third-Party Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the Transaction) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction.

6.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05        Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or any of its Subsidiaries or any of their respective properties:

(a)           which pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby; or

(b)           as to which, individually or in the aggregate, there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect.

6.06        No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

6.07        ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, except to the extent that the failure to receive such letter could not reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such tax-qualified status, except to the extent that such loss would not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except to the extent that the following could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any material unsatisfied obligation to contribute to, or material liability under, any active or terminated Pension Plan other than (i) on the Effective Date, those listed on Schedule 6.07 hereto, and (ii) thereafter, any Pension Plan with respect to which the Borrower provides notice to Agent pursuant to Section 7.03(d)(ii) hereto.

6.08        Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11.  Neither the Borrower nor any other Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds from any extension of credit under this

Agreement shall be used, directly or indirectly, for purposes of purchasing or carrying Margin Stock in violation of Regulations T, U or X of the FRB.

6.09        Ownership of Property; Liens; Investments.  Each Loan Party has good record and marketable title in fee simple to, or valid leasehold or other valid contractual interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10        Taxes.  The Borrower and each of its Subsidiaries have filed all Federal and other material Tax returns and reports required to be filed, and have paid all Taxes due and payable by it (whether or not shown on a Tax return), including in their capacity as a withholding agent, and all material assessments imposed by any governmental authority, except for (a) Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (b) Taxes that, individually or in the aggregate, would not result in a Material Adverse Effect.  There is no proposed Tax assessment against the Borrower or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

6.11        No Material Adverse Effect.  Other than in connection with the Refinancing, as disclosed in the Borrower’s SEC filings on Form 8-K on or after February 17, 2015 and/or as otherwise disclosed to the Lenders, there has been no change, occurrence or development since February 17, 2015 that either individually or in the aggregate could reasonably be expected to have a “Material Adverse Effect” (both before and after giving effect to the Transaction) on the Borrower and its Subsidiaries, taken as a whole.

6.12        Environmental Matters.  The Borrower and its Subsidiaries conduct in the ordinary course of business (in a manner sufficient to enable the Borrower to make the representation and warranty set forth in this Section 6.12) a review of the effect of existing Environmental Laws and Environmental Claims on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except for matters for which adequate reserves are maintained or as specifically disclosed in Schedule 6.12, the aggregate effects of such Environmental Laws and Environmental Claims could not reasonably be expected to have a Material Adverse Effect.

6.13        Regulated Entities.  None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.

6.14        Capitalization; Subsidiaries.  As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.14.

6.15        Insurance.  Except to the extent the failure to be so insured could not reasonably be expected to have a Material Adverse Effect, the properties of the Borrower and its Subsidiaries are self-insured in a manner permitted under Section 7.06 or otherwise insured with financially sound and reputable insurance companies not Affiliates of the Borrower in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

6.16        Compliance with Laws.  Each Loan Party is in compliance in all material respects with the Requirements of Law (including, without limitation, the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001)) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate action or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17        Intellectual Property, Licenses, Etc.  Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except as would not, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18        [Reserved].

6.19        Solvency.  The Loan Parties, on a consolidated basis, are Solvent.

6.20        Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any other Loan Party as of the Effective Date and, as of the Effective Date, neither the Borrower nor any other Loan Party has suffered any strikes, walkouts, work stoppages or other similar material labor difficulty within the last five years.

6.21        Full Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood that (a) any projections and forecasts provided by the Borrower or any of its Subsidiaries are based on good faith estimates and assumptions believed by the Borrower or such Subsidiary to be reasonable as of the date of the applicable projections or forecasts and that actual results during the periods covered by any such projections and forecasts may differ from projected or forecasted results, and (b) any and all financial information provided by or on behalf of the Borrower will be subject to any good faith adjustments that may arise in connection with the Borrower’s financial accounting remediation and audit process).

6.22        OFAC.  No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engaged in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associated with any such person in any manner violative of such Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

6.23        EEA Financial Institution.  No Loan Party is an EEA Financial Institution.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

7.01        Financial Statements; Projections.  The Borrower shall deliver to the Agent (which shall promptly make available to each Lender):

(a)           as soon as available, but not later than (x) August 15, 2017, with respect to the fiscal year ending December 31, 2016, and (y) 90 days after the end of each fiscal year thereafter, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the report of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report shall (i) state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP, (ii) to the extent required to be provided pursuant to the rules and regulations of the SEC, include the attestation report of the Independent Auditor on management’s assessment of the effectiveness of the Borrower’s internal controls over financial reporting as of the end of such fiscal year as set forth in the Borrower’s report on Form 10-K for such fiscal year and (iii) not be qualified as to “going concern” or qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records; provided that if the Independent Auditor’s report with respect to such consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Borrower’s system of internal controls over financial reporting due to the exclusion of any acquired business from the Independent Auditor’s management report on internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the SEC or other applicable Governmental Authority;

(b)           as soon as available, but not later than 45 days (or, in the case of the fiscal quarters ending September 30, 2016 and March 31, 2017, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, shareholders’ equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to good faith year-end and audit adjustments and the absence of footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries;

(c)           as soon as available, and in any event no later than (x) August 15, 2017, with respect to the fiscal year ending December 31, 2016 and (y) 60 days after the end of each fiscal year of the Borrower thereafter, a detailed consolidated budget for the then current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)           prior to the Compliance Date, on or before the tenth (10th) Business Day of each calendar month, consolidated forecasts of cash flows for the Borrower and its Subsidiaries for at least the thirteen (13) weeks following each such delivery date in form and detail substantially consistent with the forecasts provided by the Borrower to the lenders under the Senior Secured Credit Agreement, together with reports reconciling actual cash flows for the Borrower and its Subsidiaries with the previously-delivered weekly forecasts of cash flows for each calendar week that includes one or more Business Days that occurred during the preceding calendar month (but excluding any calendar week covered by a previous reconciliation report hereunder), in each case in form and detail substantially consistent with the form of the report provided by the Borrower to the lenders under the Senior Secured Credit Agreement, and any failure to deliver any such forecast or reconciliation report shall constitute a new and immediate Event of Default without regard to any otherwise applicable notice, cure or grace period; and

(e)           as soon as available, but not later than March 31, 2017, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of 2016 and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to the absence of footnotes and any good faith adjustments that may arise in connection with the Borrower’s financial accounting remediation and audit process), the financial position for the periods indicated and the results of operations of the Borrower and its Subsidiaries.

7.02        Certificates; Other Information.  The Borrower shall furnish to the Agent (which shall promptly make available to each Lender):

(a)           concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items, if any, that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b)           concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer (which delivery may, unless the Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)           promptly, copies of all financial statements and reports that the Borrower sends to its shareholders generally, and copies of all registration statements (other than Exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K and 10-Q that the Borrower shall have filed with the SEC;

(d)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(e)           promptly, such additional information regarding the business, financial position or organizational affairs of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

In addition, no later than 30 days following delivery of the annual financial statements pursuant to Section 7.01(a) or any quarterly financial statement pursuant to Section 7.01(b), the Borrower shall hold an update call (which call shall take place on a Business Day selected by the Borrower) with a Responsible Officer of the Borrower (and to which the Lenders shall be invited) to discuss the financial position, financial performance and cash flows of the Borrower and its Subsidiaries for the period covered by the applicable financial statements (such call, the “Lender Call”); provided, however, that if the Borrower is holding a conference call open to the public to discuss such results, the Borrower will not be required to hold a separate Lender Call for the Lenders.

Documents required to be delivered pursuant to Section 7.01, Section 7.02(b) or Section 7.02(c) (i) will be deemed to have been delivered hereunder upon the Borrower filing such documents with the SEC via the EDGAR filing system (or any successor system) to the extent such documents are publicly available and (ii) otherwise may be delivered electronically and, if so otherwise delivered electronically, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party web-site or whether sponsored by the Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Agent (which shall notify each Lender) of the posting of any such document pursuant to clause (i) or (ii) and, in the case of clause (ii) only, promptly upon request by the Agent, provide to the Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Agent.  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated and/or the Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) to Lenders and potential Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders or potential Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Agent, the Lenders and the proposed Lenders to treat the Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, it being understood that certain of the Borrower Materials may be subject to the confidentiality requirements of Section 11.08; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Agent shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on, and shall only post the Borrower Materials on, the portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”

7.03        Notices.  The Borrower shall notify the Agent (and the Agent shall promptly thereafter notify each Lender):

(a)           promptly after a Responsible Officer obtains knowledge thereof, of the occurrence of any Default or Event of Default;

(b)           promptly after a Responsible Officer obtains knowledge thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           promptly after a Responsible Officer obtains knowledge thereof, of the determination by the Independent Auditor or the Borrower of the occurrence or existence of an Internal Control Event that could reasonably be expected to have a Material Adverse Effect;

(d)           promptly, but in no event more than 10 days after such event becomes known to a Responsible Officer, (i) the occurrence of any ERISA Event that could reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of the Threshold Amount in the aggregate, and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such ERISA Event; and (ii) to the extent not previously disclosed on Schedule 6.07, the name of any Pension Plan which the Borrower or any ERISA Affiliate begins to maintain or to which it begins to contribute, or with respect to which the Borrower or an ERISA Affiliate assumes or incurs any material liability or material unsatisfied obligation to contribute; and

(e)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof impacting the calculation of the Consolidated Leverage Ratio (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 7.03).

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

7.04        Preservation of Corporate Existence, Etc.  Except as otherwise expressly permitted hereby, the Borrower shall, and shall cause each Loan Party to:

(a)           preserve and maintain in full force and effect its corporate or other organizational existence and good standing (if applicable) under the laws of its state or jurisdiction of formation, except in a transaction permitted by Section 8.02 or Section 8.03, as set forth in Schedule 7.04(a) or as otherwise permitted herein;

(b)           preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses, approvals and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Sections 8.02 and 8.03 and/or (ii) for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except to the extent otherwise permitted herein; and

(d)           preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05        Maintenance of Property.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06        Insurance.

(a)           Except to the extent the failure to so maintain could not reasonably be expected to have a Material Adverse Effect, the Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that self-insurance of risks and in amounts customary in the Borrower’s and its Subsidiaries’ industry shall be permitted.

(b)           [Reserved].

7.07        Payment of Taxes.  The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all Federal and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

7.08        Compliance with Laws.  The Borrower shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including ERISA and the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.

7.09        Inspection of Property and Books and Records.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, books of record and account sufficient to permit the preparation of consolidated financial statements in conformity with GAAP.  The Borrower shall permit, and shall cause each Loan Party to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, all at the expense of such Lender or, if applicable, the Agent; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.10        Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to, (i) conduct its operations and keep and maintain its property in compliance with all Environmental Laws and Environmental Permits and (ii) obtain and renew all Environmental Permits necessary for its operations and properties, the violation of or failure to obtain or renew which could reasonably be expected to have a Material Adverse Effect.

7.11        Use of Proceeds.  The Borrower shall use the proceeds of the Loans (a) to finance the Refinancing, and to pay fees and expenses incurred in connection with the Transaction and (b) for working capital and for general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.  Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or indirectly, to purchase or carry Margin Stock in violation of Regulation T, U or X of the FRB.  Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

7.12        Guarantors.  The Borrower shall take all steps necessary to ensure that not later than 45 days after the Borrower creates or acquires (directly or indirectly) any Material Domestic Subsidiary and not later than 45 days after the last day of any fiscal quarter during which any previously owned or acquired Subsidiary becomes a Material Domestic Subsidiary, such Material Domestic Subsidiary becomes a party to the Guarantee Agreement.  For the avoidance of doubt, the Borrower may from time to time add any of its Subsidiaries as a party to the Guarantee Agreement even if not required pursuant to this Section 7.12.  Notwithstanding the foregoing, the Borrower shall take all steps necessary to ensure that any Subsidiary that guarantees indebtedness of the Borrower under the Senior Secured Credit Agreement after the Effective Date becomes a party to the Guarantee Agreement substantially concurrently with such subsidiary becoming a guarantor under the Senior Secured Credit Agreement.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable) shall remain unpaid or unsatisfied:

8.01        Liens.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           (i) any Lien existing on property of the Borrower or any Subsidiary on the Effective Date and set forth in Schedule 8.01 securing Indebtedness (or commitments therefor) outstanding on the Effective Date (excluding Indebtedness pursuant to Section 8.05(d)(i)) and (ii) any Lien securing Permitted Refinancing Indebtedness in respect of Indebtedness described in subclause (i);

(b)           any Lien created under any Loan Document (as defined in the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver thereto)) to the extent permitted by Section 8.05(d), any Lien Securing any Swap Contract permitted thereunder and any Lien securing a Cash Management Agreement entered into in the ordinary course of business, and any Lien securing Permitted Refinancing Indebtedness (and Guaranty Obligations of any Guarantor in respect thereof) in respect of any of the foregoing;

(c)           Liens for taxes, fees, assessments or other governmental charges which are not delinquent for more than 90 days or remain payable without penalty, or if and to the extent that non-payment thereof is permitted by Section 7.07; provided that no notice of lien has been filed or recorded under the Code;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other social security legislation;

(f)            Liens on the property of the Borrower or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) Contingent Obligations in connection with Surety Bonds and appeal bonds and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business (and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate actions, which actions have the effect of preventing the forfeiture or sale of the property subject thereto);

(g)           Liens consisting of judgment or judicial attachment liens not constituting a Default under Section 9.01(i); provided that the enforcement of such Liens is effectively stayed;

(h)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

(i)            Liens securing Indebtedness permitted by Section 8.05(c); provided, in each case, that (i) no such Lien shall at any time encumber any property other than the property financed by such Indebtedness (or the Indebtedness which was refinanced in the case of Permitted Refinancing Indebtedness), improvements thereon, replacements thereof and proceeds thereof (provided that individual financings permitted by this subsection (i) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by this subsection (i)), and (ii) the Indebtedness secured thereby shall not exceed the cost of the property being acquired on the date of acquisition;

(j)            Liens arising solely by virtue of any statutory or common law provision or otherwise created in the ordinary course of business relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, including to facilitate the operation of cash pooling, interest set-off and/or sweep accounts; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

(k)           Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit or banker’s acceptances, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit or banker’s acceptances are issued;

(l)            Liens securing Indebtedness permitted by Section 8.05(h) so long as such Liens (i) attach only to specific assets (or assets of a Person that is not, and is not required to become, a

Guarantor) acquired in a Permitted Acquisition (including through the acquisition of a Person that becomes a Subsidiary) and not to any other property of the Borrower or any of its other Subsidiaries and (ii) were not created in contemplation thereof;

(m)          Liens securing Indebtedness or other obligations of the Borrower and its Subsidiaries not to exceed in the aggregate, at the time of incurrence thereof, the greater of (x) $40,000,000 and (y) 4.0% of Consolidated Total Assets;

(n)           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(o)           leases, subleases, licenses or sublicenses (including, in the case of licenses and sublicenses, of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not secure any Indebtedness;

(p)           Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the ordinary course of collection, and (ii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q)           any interest or title of (i) an owner of equipment or inventory on loan or consignment to the Borrower or any of its Subsidiaries and Liens arising from precautionary UCC financing statement filings made in respect of operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business; and (ii) a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(r)            options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the other similar Investments permitted by Section 8.04;

(s)            contractual rights of set-off and similar rights securing Swap Contracts so long as any related Indebtedness is permitted to be incurred hereunder;

(t)            rights of first refusal, put, call and similar rights arising in connection with repurchase agreements that constitute Investments permitted hereunder;

(u)           Liens on assets of a Securitization Subsidiary securing Securitization Obligations in connection with a Permitted Securitization;

(v)           any extension, renewal or substitution of or for any Lien permitted by subsection (l) of this Section, to the extent that (i) the amount of the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the scope of the property subject to such Lien is not increased; and

(w)          Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder.

Any Lien permitted above on any property may extend to the identifiable proceeds of such property.

8.02        Disposition of Assets.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any of its property (any such transaction, excluding, for the avoidance of doubt, (i) any issuance by the Borrower of its own Equity Interests or any other Loan Party of its Equity Interests to any other Loan Party and (ii) any involuntary disposition or disposition as to which a Recovery Event occurs, a “Disposition”), including accounts and notes receivable, with or without recourse, and the Capital Stock in any Subsidiary, or enter into any agreement to do any of the foregoing, except:

(a)           Dispositions of inventory in the ordinary course of business and Dispositions of used, worn-out, obsolete or surplus assets;

(b)           Dispositions of equipment, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(c)           Dispositions (i) between and among Loan Parties, (ii) from any Subsidiary that is not a Loan Party to the Borrower or any other Subsidiary and (iii) that are permitted under Section 8.03 (other than Section 8.03(b));

(d)           Dispositions of cash and Cash Equivalents and the making of Investments permitted by Section 8.04;

(e)           the granting of non-exclusive licenses of patents, trademarks and copyrights by the Borrower or any Subsidiary;

(f)            Dispositions of past due accounts receivable without credit recourse in transactions that do not constitute securitizations in connection with the compromise or collection thereof, in each case in the ordinary course of business;

(g)           Dispositions in the ordinary course of business of tangible property as part of a like-kind exchange under Section 1031 of the Code;

(h)           Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights that, in the reasonable good faith determination of the applicable Loan Party, are not material to the conduct of its business;

(i)            Dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization; and

(j)            Dispositions that are not permitted by the foregoing provisions of this Section 8.02; provided that (i) any such Disposition is made for fair market value, (ii) no Event of Default shall exist at the time of or shall exist upon consummation of any such Disposition, (iii) at least 75% of the consideration for such Disposition, in the case of any Disposition involving assets with a fair market value in excess of $10,000,000, is payable in cash or Cash Equivalents and (iv) the aggregate value of all assets disposed of by the Borrower and its Subsidiaries pursuant to this subsection (j) shall not exceed during any fiscal year, in the aggregate, $75,000,000; provided, however, that any portion of the maximum amount permitted as described in clause (iv) above may, if not used in the fiscal year for which it is permitted above, be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount permitted based on the amount determined without giving effect to this proviso or the preceding proviso.

8.03        Consolidations and Mergers.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

(a)           (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving corporation, (ii) any Subsidiary of the Borrower may be merged or consolidated with or into any Guarantor; provided that either (x) the Guarantor shall be the continuing or surviving corporation or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and (iii) any Subsidiary of the Borrower that is not a Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Guarantor or any other Subsidiary of the Borrower that is a Guarantor if such Guarantor is the surviving entity or the Borrower if the Borrower is the surviving entity;

(b)           any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) in a Disposition permitted by Section 8.02 or to the Borrower or any Guarantor; and

(c)           any Investment expressly permitted by Section 8.04 may be structured as a merger, consolidation or amalgamation, subject to clause (a)(i) above.

8.04        Investments.  The Borrower shall not, and shall not permit any Subsidiary to, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)           extensions of trade credit in the ordinary course of business and receivables arising from leases to customers in the ordinary course of business;

(b)           Investments in Cash Equivalents;

(c)           loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

(d)           Capital Expenditures permitted by Section 8.11;

(e)           Investments by (i) any Loan Party in any other Loan Party (including in any joint venture that is a Subsidiary), (ii) by any Subsidiary that is not a Loan Party in the Borrower or any other Subsidiary and (iii) by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate principal amount not to exceed $15,000,000;

(f)            any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

(g)           Permitted Acquisitions;

(h)           any Investment received in consideration for a Disposition permitted by Section 8.02(j);

(i)            Investments consisting of the transfer of Capital Stock or Indebtedness of a Foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower;

(j)            other Investments in an aggregate amount outstanding pursuant to this subsection (j) not to exceed, at the time such Investment is made, the greater of (x) $30,000,000 and (y) 3.0% of Consolidated Total Assets;

(k)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any of its Subsidiaries and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower or any of its Subsidiaries arising in the ordinary course of business;

(l)            Investments constituting Swap Contracts entered into in compliance with Section 8.12 hereof;

(m)          so long as (x) no Default or Event of Default has occurred and is continuing and (y) the pro forma Consolidated Leverage Ratio as of the last day of the most recent quarter for which internal financial statements are available is not greater than 4.00:1.00 on the date any such Investment is made, Investments in an aggregate amount equal to the portion, if any, of the Available Amount on such date that the Borrower elects to apply pursuant to this subsection (m);

(n)           Investments in joint ventures in an aggregate amount outstanding from time to time of up to $25,000,000;

(o)           Investments and Guaranty Obligations consisting of Indebtedness incurred in accordance with Section 8.05(b) or (e);

(p)           Acquisitions made as a reinvestment of the proceeds of any Disposition or Recovery Event as contemplated by the definition of “Net Cash Proceeds”;

(q)           Investments (i) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor; and (ii) by any Foreign Subsidiary in any other Foreign Subsidiary;

(r)            Investments existing on the Effective Date and described on Schedule 8.04; and

(s)            (i) Investments in a Securitization Subsidiary in connection with a Permitted Securitization; provided that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional assets in connection with a Permitted Securitization or as common equity or subordinated indebtedness, and (ii) payments of fees and purchases of a Securitization Subsidiary’s assets pursuant to a repurchase obligation pursuant to Standard Securitization Undertakings, in each case in connection with a Permitted Securitization.

The amount of any Investment shall be calculated under this Section 8.04 net of any cash returns of principal and capital cash dividends and other cash returns received by a Loan Party on or after the Effective Date in respect of such Investment.

8.05        Indebtedness.  The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a)           Indebtedness pursuant to any Loan Document;

(b)           Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary;

(c)           Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition of fixed or capital assets and Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

(d)           (i) Indebtedness under the Senior Secured Credit Agreement (and Guaranty Obligations of any Guarantor in respect thereof) in an aggregate principal amount at any time outstanding not to exceed the sum of (A) $165,000,000 plus (B) the principal amount of the “Term Loans” under and as defined in the Senior Secured Credit Agreement (as in effect on the date hereof after giving effect to the Fifth Amendment and Waiver thereto) outstanding as of the date hereof, (ii) Indebtedness outstanding on the date hereof and listed on Schedule 8.05 (excluding any Indebtedness described in clause (i) of this Section 8.05(d)) and (iii) any Permitted Refinancing Indebtedness (and Guaranty Obligations of any Guarantor in respect thereof) in respect of any of the foregoing Indebtedness (other than the Borrower’s 10.625% Senior Notes due 2018);

(e)           Guaranty Obligations required by law and/or made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary;

(f)            Contingent Obligations consisting of purchase price adjustments and Permitted Earn-Out Obligations;

(g)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, in each case, so long as such Indebtedness is extinguished within 5 Business Days of the incurrence thereof;

(h)           (i) Indebtedness assumed in connection with, or of a Person existing at the time it became a Subsidiary in connection with, a Permitted Acquisition, so long as (a) the pro forma Consolidated Leverage Ratio as of the day of the most recent fiscal quarter for which internal financial statements are available is not greater than 3.75:1.00 on such date of incurrence and (b) such Indebtedness existed prior to such Permitted Acquisition and was not created in contemplation thereof and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness under clause (i); provided that if such Indebtedness is secured, such Indebtedness shall not exceed in the aggregate the greater of (x) $30,000,000 and (y) an amount such that the pro forma Senior Secured Leverage Ratio as of the last day of the most recent fiscal quarter for which internal financial statements are available is less than or equal to 2.00 to 1.00;

(i)            Permitted Additional Debt and Permitted Refinancing Indebtedness in respect thereof;

(j)            Indebtedness constituting Permitted Seller Notes and Existing Seller Notes and Permitted Refinancing Indebtedness in respect thereof;

(k)           Indebtedness arising under Swap Contracts entered into in accordance with Section 8.12 and Indebtedness arising under Cash Management Agreements in the ordinary course of business;

(l)            Indebtedness incurred by a Securitization Subsidiary in a Permitted Securitization that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary); provided that the pro forma Consolidated Leverage Ratio as of the day of the most recent fiscal quarter for which internal financial statements are available is not greater than 4.00:1.00 on such date of incurrence;

(m)          Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(n)           Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and insurance bonds and other similar obligations;

(o)           Indebtedness of any Foreign Subsidiary under lines of credit and overdraft facilities extended by any Person to such Foreign Subsidiary, provided, that, in each case, the proceeds of such Indebtedness are used for such Foreign Subsidiary’s working capital and general corporate purposes and provided, further, that the aggregate principal amount of all Indebtedness permitted under this clause at any time outstanding shall not exceed the Dollar equivalent of $10,000,000; and

(p)           additional Indebtedness of the Borrower and any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed, at the time of incurrence thereof, the greater of (x) $40,000,000 and (y) 4.0% of Consolidated Total Assets.

8.06        Transactions with Affiliates.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower (other than the Borrower or a Subsidiary or an entity that becomes a Subsidiary as a result of such transaction), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower and except for the following:

(a)           any employment or severance agreement and any amendment thereto entered into by the Borrower or any Subsidiary in the ordinary course of business;

(b)           the payment of reasonable directors’ fees and benefits; provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person that is not otherwise an Affiliate of the Borrower;

(c)           the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;

(d)           the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;

(e)           any Investment permitted under Section 8.04 and any Restricted Payment permitted under Section 8.08;

(f)            any contribution of capital to the Borrower;

(g)           sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but not for less than cost; and

(h)           transactions effected as part of a Permitted Securitization.

8.07        Burdensome Agreements.  The Borrower shall not, and shall not permit any Subsidiary (excluding any Securitization Subsidiary) to, be a party to any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) any financial covenant in any other agreement evidencing Indebtedness permitted hereunder) that limits the ability of any Subsidiary to (a) make Restricted Payments to the Borrower or any Guarantor or to make an equity investment in the Borrower or any Guarantor, (b) create, incur, assume or suffer to exist Liens on property of such Person to secure any of the Obligations or Guaranteed Obligations, (c) transfer property of such Person to the Borrower or any Guarantor or (d) guarantee any of the Obligations or Guaranteed Obligations, except for:

(i)            any restriction in effect on the date hereof and set forth on Schedule 8.07;

(ii)           any restriction in effect at the time any Person becomes a Subsidiary (including in connection with a Permitted Acquisition) and not entered into in contemplation of such Person becoming a Subsidiary of the Borrower;

(iii)          restrictions of the type described in clause (b) incurred or provided in favor of any holder of obligations secured by a Lien permitted under Section 8.01 that are applicable to the property subject to such Liens;

(iv)          customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture;

(v)           customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereunder so long as such restrictions relate solely to the assets or entities subject thereto;

(vi)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any such Subsidiary, and any customary provisions restricting assignment of any other agreement entered into in the ordinary course of business by the Borrower or any Subsidiary;

(vii)         restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and not otherwise prohibited hereunder;

(viii)        restrictions in agreements relating to Indebtedness of a Subsidiary that is not a Guarantor that, in the good faith judgment of the Borrower, are customary for financings of such type or that are reasonably required to obtain such financing;

(ix)          restrictions that relate to assets or a Subsidiary to be sold of pending the closing of the sale of such assets or Subsidiary;

(x)           restrictions that arise solely as a result of a Requirement of Law;

(xi)          customary net worth provisions contained in real property leases entered into by the Borrower and the Subsidiaries in the ordinary course of business, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Subsidiaries to meet their ongoing obligations;

(xii)         restrictions contained in agreements and instruments governing Indebtedness permitted pursuant to Section 8.05 incurred by Foreign Subsidiaries (to the extent applicable only to the Foreign Subsidiaries obligated with respect to such Indebtedness); and

(xiii)        restrictions arising from amendments, replacements or renewals of any agreement containing restrictions described in clauses (i) through (xii) above that, in the good faith judgment of the Borrower, are not materially more restrictive than the restrictions being replaced.

8.08        Restricted Payments; Prepayment of Specified Indebtedness.

(a)           The Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment except that:

(i)            the Borrower may pay dividends and make distributions payable solely in Capital Stock (other than Disqualified Equity Interests) of the Borrower;

(ii)           the Borrower or any Subsidiary may make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower on any of its Subsidiaries;

(iii)          any Subsidiary may make such Restricted Payments to its equity owners generally on a pro rata basis;

(iv)          the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers, directors or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments under this subclause (iv) shall not exceed $3,000,000 in any twelve-month period;

(v)           the Borrower may make additional Restricted Payments (including the payment of dividends and redemption of Capital Stock) in an aggregate amount that does not exceed $30,000,000 during the term of this Agreement;

(vi)          so long as (x) no Event of Default exists or would result therefrom and (y) on the date of such Restricted Payment the Borrower’s Consolidated Leverage Ratio on a pro forma basis as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00, the Borrower may make Restricted Payments from the Available Amount; and

(vii)         the Borrower may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants and may repurchase restricted common stock held by present or former officers, directors or employees to the extent representing such Person’s tax liability for vested restricted stock;

provided that notwithstanding the foregoing, any dividend or distribution permitted by clause (v) or (vi) above shall be permitted to be made pursuant to such clause notwithstanding the occurrence or continuance of a Default or Event of Default so long as such dividend or distribution would have been permitted on the date such dividend or distribution is declared and such dividend or distribution occurs within 60 days from the date of declaration.

(b)           The Borrower shall not, and shall not permit any Subsidiary to, make any optional or voluntary payment, prepayment, acquire, repurchase or redemption of, or otherwise optionally or voluntarily defease or segregate funds with respect to, any Specified Indebtedness, except the Borrower and its Subsidiaries may make (i) payments, prepayments, acquisitions, repurchases or redemptions (x) from the proceeds of (or in exchange for) Permitted Refinancing Indebtedness or (y) in exchange for Capital Stock (other than Disqualified Equity Interests) of the Borrower, (ii) so long as (x) no Event of Default exists or would exist after giving effect thereto and (y) on the date of such prepayment the Borrower’s Consolidated Leverage Ratio on a pro forma basis as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00, payments in respect of Specified Indebtedness in an aggregate amount equal to the portion, if any, of the Available Amount that the Borrower elects to apply pursuant to this Section 8.08(b)(ii), (iii) prepayments of Seller Notes, which shall reduce the Available Amount by the amount of any such prepayment, so long as (x) no Event of Default exists or would exist after giving effect thereto, and (y) on the date of such prepayment the Borrower’s Consolidated Leverage Ratio on a pro forma basis as of the last day of the Borrower’s most recent fiscal quarter for which internal financial statements are available would not be greater than 3.75:1.00 and (iv) prepayments of Existing Seller Notes, which shall reduce the Available Amount by the amount of any such prepayment, so long as no Event of Default exists or would exist immediately after giving effect thereto.

8.09        [Reserved].

8.10        [Reserved].

8.11        Capital Expenditures.  The Borrower shall not make or become legally obligated to make any Capital Expenditure, except for (a) Capital Expenditures not exceeding, in the aggregate for the Borrower and its Subsidiaries during each fiscal year, an amount equal to 10.0% of the consolidated net revenues of the Borrower for the preceding fiscal year; provided, however, that up to $15,000,000 of the maximum amount permitted as described above may, if not expended in the fiscal year for which it is permitted above, be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount permitted based on the amount determined without giving effect to this proviso or the preceding proviso; and (b) Capital Expenditures made as reinvestments of the proceeds of Dispositions and Recovery Events as contemplated by the definition of “Net Cash Proceeds.”

8.12        Swap Contracts.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any Swap Contract, other than Swap Contracts incurred to hedge bona fide business risks and not for speculative purposes.

8.13        Change in Nature of Business.  The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business outside of the healthcare industry or substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto.

8.14        Amendments of Organization Documents.  The Borrower shall not amend any of its Organization Documents in any manner that would be reasonably likely to result in a Material Adverse Effect.

8.15        Accounting Changes.  The Borrower shall not make any change in its fiscal year.

8.16        Amendment, Etc. of Specified Indebtedness.  The Borrower shall not amend, modify or change in any manner any term or condition of any Specified Indebtedness, except for any refinancing, refunding, renewal or extension thereof permitted by Section 8.05, and except as would not be materially adverse to the Lenders (it being understood that changes to interest rates and payments of consent fees shall not be deemed to be materially adverse to the Lenders); provided that if the Borrower delivers a certificate of a Responsible Officer stating that the Borrower has determined in good faith that a specified amendment, modification or change to any Specified Indebtedness is permitted by this Section 8.16 together with draft amendment documents or a summary of the material terms of such amendment, modification or change then, unless the Required Lenders have advised the Borrower in writing within five Business Days of the date such certificate is delivered that they believe such amendment, modification or change is not permitted by this Section 8.16, such specified amendment, modification or change shall be deemed to be permitted by this Section 8.16.

8.17        Compliance Date Covenant.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the following restrictions and provisions in addition to those set forth in this Article VIII and Article VII shall apply until the Compliance Date shall have occurred:

(a)           The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien in reliance on Section 8.01(m) securing Indebtedness or other obligations of the Borrower and its Subsidiaries exceeding in the aggregate, at any time, $15,000,000;

(b)           The aggregate value of all assets disposed of by the Borrower and its Subsidiaries pursuant to Section 8.02(j) shall not exceed $15,000,000, except that assets may be disposed of pursuant to Section 8.02(j) in respect of the Dosteon and CARES businesses, whether pursuant to the plans to dispose of such businesses as described in the Borrower’s Current Report on Form 8-K filed with the SEC on November 7, 2014 or otherwise, and assets may be disposed of pursuant to Section 8.02(j) in respect of facility closings, in each case without reducing the availability under the foregoing $15,000,000 basket;

(c)           The aggregate principal amount of Investments by the Borrower and its Subsidiaries pursuant to Section 8.04(e)(iii) shall not exceed $5,000,000;

(d)           No Acquisition shall be permitted (other than any Acquisition to which only Loan Parties are parties);

(e)           The Borrower and its Subsidiaries shall not make any Investment in reliance on Section 8.04(j);

(f)            The Borrower and its Subsidiaries shall not make any Investment in reliance on Section 8.04(m);

(g)           The aggregate principal amount of Investments by the Borrower and its Subsidiaries pursuant to Section 8.04(n) shall not exceed $5,000,000;

(h)           The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness in reliance on Section 8.05(i);

(i)            The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness in reliance on Section 8.05(l);

(j)            Foreign Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness in reliance on Section 8.05(o);

(k)           The Borrower and its Subsidiaries shall not create, incur, assume, suffer to exist or otherwise become directly or indirectly liable with respect to any Indebtedness in reliance on Section 8.05(p), exceeding in the aggregate, at any time, $15,000,000;

(l)            The Borrower and its Subsidiaries shall not declare or make any Restricted Payment in reliance on Section 8.08(a)(v);

(m)          The Borrower and its Subsidiaries shall not declare or make any Restricted Payment in reliance on Section 8.08(a)(vi);

(n)           The Borrower and its Subsidiaries shall not declare or make any Restricted Payment in reliance on Section 8.08(b)(ii), (b)(iii) or (b)(iv);

(o)           If, at the time, the aggregate amount of cash and Cash Equivalents owned, held or controlled by the Loan Parties collectively exceeds $35,000,000 for a period longer than three (3) consecutive Business Days, the Borrower shall immediately either (x) repay revolving borrowings under the Senior Secured Credit Agreement, without a corresponding reduction in revolving commitments, in an amount sufficient to eliminate such excess or (y) make a voluntary prepayment of Loans pursuant to Section 2.08 in an amount sufficient to eliminate such excess; it being understood, for the avoidance of doubt, that the prepayment premiums set forth in Section 2.08(b) shall apply to any such prepayment pursuant to this clause (y);

(p)           [reserved]; and

(q)           With respect to any financial statements delivered pursuant to Section 7.01 and each related Compliance Certificate delivered pursuant to Section 7.02(b), (i) all such financial statements shall be subject to the absence of footnotes, and (ii) the Borrower shall be permitted to include in each such Compliance Certificate a statement that such Compliance Certificate and the related financial statements are being delivered subject to any good faith adjustments that may arise in connection with the Borrower’s financial accounting remediation and audit process; provided, each such Compliance Certificate shall include a reasonably detailed reconciliation showing changes (if any) made to previously-delivered financial statements based on any such good faith adjustments.

8.18        Anti-Layering Provisions.  Notwithstanding anything to the contrary herein, the Borrower shall not, and shall not permit any Loan Party to, directly or indirectly, incur any Indebtedness that is (x) subordinated (whether contractually or otherwise (other than by operation of law)), (y) junior in right of payment or (z) secured by a lien that is junior (other than by operation of law), in each case, to the Senior

Secured Credit Agreement, unless such Indebtedness is (i) unsecured and pari passu in right of payment or (2) subordinated or junior in right of payment, to the Obligations hereunder.

ARTICLE IX

EVENTS OF DEFAULT

9.01        Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b)           Representation or Warranty.  Any representation or warranty by any Loan Party made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made; or

(c)           Specific Defaults.  (i) The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.01(d), 7.03(a), 7.04 (with respect to the Borrower), 7.11 or 8.17(p) or (ii) the Compliance Date has not occurred on or prior to August 15, 2017.

(d)           Other Defaults.  The Borrower or any other Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which such Person is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

(e)           Cross-Default.  Any Loan Party (i) fails to make any payment in respect of any Indebtedness or Guaranty Obligation (including Indebtedness in respect of Swap Contracts but excluding intercompany Indebtedness), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure (A) causes the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare the Indebtedness to be due and payable, or to require such Indebtedness to be repurchased, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded, or (B) continues for ninety (90) days without waiver or cure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation (excluding intercompany Indebtedness), and such failure, event or condition (A) causes the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to declare the Indebtedness to be due and payable, or to require such Indebtedness to be repurchased, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded, or (B) (I) continues for ninety (90) days after written notice thereof has been provided to the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) without waiver or cure and (II) permits the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared due and payable, or to require such Indebtedness to be repurchased, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; provided that, for the avoidance of doubt, the occurrence of any Senior Notes (as defined in the Senior Secured Credit Agreement) becoming due and payable solely as a result of the redemption or other refinancing thereof using the proceeds of the Loans hereunder shall not constitute an Event of Default under this clause (e) unless the Borrower fails to irrevocably deposit (or cause to be deposited) with the trustee under the Indenture (as defined in the Senior Secured Credit Agreement) that portion of the proceeds of the Loans that is necessary to effectuate a satisfaction and discharge in accordance with Article 11 of the Indenture on the Borrowing Date; or

(f)            Insolvency; Voluntary Proceedings.  Any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)           ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan or, to the knowledge of the Borrower, Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of the Threshold Amount; or (ii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(i)            Judgments.  (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees, arbitration awards or settlements of litigation is entered by or against the Borrower or any Subsidiary thereof and known to a Responsible Officer involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, or (ii) one or more non-monetary final judgments is entered against the Borrower or any Subsidiary that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case the same shall remain unsatisfied, unvacated and un-stayed pending appeal or otherwise for a period of 30 days after the entry thereof; or

(j)            Change of Control.  There occurs any Change of Control; or

(k)           Invalidity of Loan Documents.  Any Loan Document is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect (other than in accordance with its terms); any Loan Party (or any Person acting on behalf of any Loan Party) contests in any manner the validity or enforceability of any Loan Document to which it is a party or denies that it has any further liability or obligation thereunder.

9.02        Remedies.  If any Event of Default has occurred and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(a)           declare the Commitments of the applicable Lenders to make Loans terminated, whereupon such Commitments shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           [reserved]; and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 with respect to the Borrower (or, in the case of clause (i) of subsection (g), upon the expiration of the 60-day period mentioned therein), any obligation of each Lender to make a Loan shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent.

9.03        Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Subsequent to the acceleration of the Loans pursuant to this Agreement, payments and prepayments with respect to the Loans and all other amounts due from Borrower under this Agreement or the other Loan Documents made to the Agent or any Lender shall be distributed in the following order of priority: FIRST, to the reasonable costs and expenses (including reasonable attorneys’ fees and expenses), if any, incurred by Agent in the collection of such amounts under this Agreement or any of the Loan Documents; SECOND, to any fees, expenses or indemnities then due and payable to Agent or any Lender under this Agreement or any other Loan Document; THIRD, to the payment of interest then due and payable on the Loans; FOURTH, to the payment of principal of the Loans; FIFTH, to any other amounts owed by Borrower pursuant to this Agreement or the Loan Documents not otherwise referred to in this Section, and SIXTH, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.  Agent shall reasonably promptly apply any such proceeds in accordance with this Agreement.

ARTICLE X

THE AGENT

10.01      Appointment and Authority.  Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

10.02      Rights as a Lender or Trustee.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder (if such Person is both the Agent and a Lender) in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, act as trustee for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.03      Exculpatory Provisions.  The Agent shall not have any duties (including fiduciary duties) or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers (including, without limitation, any discretionary powers relating to an Event of Default), except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Agent by the Borrower or a Lender.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  The Agent shall not be liable for interest on any money received by it except as the Agent may agree in writing with the Lenders and Borrower.  Money held by the Agent hereunder need not be segregated from other funds except to the extent required by law.

Agent may, at any time, request instructions from the Lenders with respect to whether it should take or refrain from taking any action hereunder (including after an Event of Default), or grant or withhold any approval or consent, and if such instructions are reasonably promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval or consent and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval or consent under this Agreement or any other Loan Document until it shall have received such instructions from Required Lenders or such lesser portion of the Lenders as it deems advisable.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

Agent shall have no responsibility or liability for any failure or delay in the performance of its obligations hereunder or under the other Loan Documents arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, in each case to the extent arising out of or caused by, directly or indirectly, forces beyond Agent’s control, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

10.04      Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05      Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent.  The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the term loan facility provided for herein as well as activities as Agent.

10.06      Resignation of Agent.  The Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and consented to by the Borrower (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

10.07      Non-Reliance on Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person listed on the cover page hereof or elsewhere herein as a Joint Lead Arranger, a Joint Bookrunner or a Co-Syndication Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender hereunder.

10.09      Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.12 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.12 and 11.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10      Guaranty Matters.  The Agent shall, and the Lenders irrevocably authorize the Agent to, at the sole cost and expense of the Borrower release any Guarantor from its obligations under the Guarantee Agreement if, after giving effect to such release, the Borrower is in compliance with Section 7.12.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 10.10.

10.11      Withholding Tax.  To the extent required by any applicable Requirement of Law, the Agent may withhold from any payment to any Lender under any Loan Document an amount equal to any applicable withholding Tax.  If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Loan Parties and without limiting or expanding the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Section 10.11.  The agreements in this Section 10.11 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all Obligations.  Unless required by a Requirement of Law, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

ARTICLE XI

MISCELLANEOUS

11.01      Amendments and Waivers.  Except as expressly provided elsewhere in any Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)           no such waiver, amendment, or consent shall, unless in writing and signed by each Lender directly affected thereby and the Borrower and acknowledged by the Agent, do any of the following:

(i)           increase or extend the Commitment of such Lender (or reinstate any Commitment of such Lender terminated pursuant to Section 9.02), except as otherwise provided in Section 2.17 with respect to extensions of the maturity of the Loans;

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to such Lender hereunder or under any other Loan Document, other than any amendment, waiver or consent with respect to any mandatory prepayment of any Loan;

(iii)           reduce or forgive the principal of (or any scheduled payment of principal of), or the rate of interest specified herein on any Loan (except that interest accruing pursuant to Section 2.11(c) may be waived by the Required Lenders), or (subject to clause (viii) of the proviso following clause (v) below) any fees or other amounts payable hereunder or under any other Loan Document;

(iv)          reduce the percentage specified in the definition of “Required Lenders”; or

(v)          amend this Section, Section 2.16 or any provision herein providing for consent or other action by all Lenders;

and, provided, further, that (i) [reserved]; (ii) no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document without the written consent of the Agent; (iii) [reserved]; (iv) [reserved]; (v) [reserved]; (vi) no change, directly or indirectly, in the definition of “Required Lenders” shall be effective unless in writing and signed by each Lender; (vii) [reserved]; (viii) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto; and (ix) no amendment, waiver or consent shall release all or substantially all of the Guarantors from their obligations under the Guarantee Agreement (other than pursuant to a transaction expressly permitted hereunder) without the written consent of each Lender.  Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.17 to be delivered in connection with an Extension Amendment, this Agreement and each other applicable Loan Document (if any) shall be deemed amended without further action by any party to reflect any extension of the Loan of any existing Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely (other than as a result of the relative size of its Commitment or Loan) than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender directly affected thereby and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.07.

11.02      Notices.

(a)           Except as otherwise provided herein, all notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by (i) facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (A) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02 (or, in the case of a Lender, in such Lender’s Administrative Questionnaire), and (B) shall be followed promptly by delivery of a hard copy original thereof, and (ii) electronic transmission, as more fully set forth in clause (c) below) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02 (or, in the case of a Lender, in such Lender’s Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

(b)           All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed or delivered, upon delivery; provided that notices pursuant to Article II, IX or X to the Agent shall not be effective until actually received by the Agent; and provided, further, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, Internet or intranet websites and any Platform) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website (including any Platform) shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)           Any agreement of the Agent and the Lenders herein to receive certain notices by telephone, facsimile or electronic transmission is solely for the convenience and at the request of the Borrower.  The Agent and the Lenders shall be entitled to rely on the authority of any Person identifying himself or herself as, and reasonably appearing to be, a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in good faith in reliance upon such telephonic, facsimile or electronic notice.  The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic, facsimile or electronic notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic, facsimile or electronic notice.

(e)           Subject to the provisions of Section 11.02(a), each of Agent, Lenders, Borrower and each of their Related Parties, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  Each Lender and the Borrower acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks (but without impairing any rights it may have arising from the gross negligence or willful misconduct of any Person as determined by a final, non-appealable judgment of a court of competent jurisdiction) by hereby authorizing the transmission of Electronic Transmissions.

(f)            Separate Agreements.  All uses of a Platform shall be governed by and subject to, in addition to this Section 11.02, the separate terms, conditions and privacy policy posted or referenced in such Platform (or such terms, conditions and privacy policy as may be updated from time to time, including on such Platform) and related contractual obligations executed in connection with the use of such Platform.

(g)           LIMITATION OF LIABILITY.  ALL PLATFORMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENT, ANY LENDER, THE BORROWER OR ANY OF THEIR RELATED PARTIES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY PLATFORM OR ELECTRONIC TRANSMISSION (OTHER THAN, AS TO THE BORROWER, TO THE EXTENT CONTEMPLATED BY SECTION 6.21) AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PARTIES IN CONNECTION WITH ANY PLATFORM OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  The Borrower, each Lender and each other party hereto agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any Platform.

11.03      No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04      Costs and Expenses; Indemnification.

(a)           The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Agent, the Joint Lead Arrangers and each of their respective Affiliates (including the reasonable fees, charges and disbursements of (x) counsel for the Agent and (y) one counsel for all the Joint Lead Arrangers), in connection with the syndication of the term loan facility provided for herein, the preparation, due diligence, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) [reserved]; and (iii) all out-of-pocket expenses incurred by the Agent or any Lender (including the fees, charges and disbursements of one counsel for the Agent and one counsel for the Lenders in the aggregate), in connection with the enforcement or protection of their respective rights during the existence of any Default or Event of Default (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           The Borrower shall indemnify the Agent, each Agent-Related Person, each Joint Lead Arranger, each Lender and each of the Related Parties of such Person (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for all Agent-Related Persons and one counsel for all other Indemnitees (except, in each case, to the extent that separate counsel would be required as a result of any conflict of interest)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, or awarded against any Indemnitee, promptly following written demand therefor setting forth in reasonable detail a description of such claims, damages, losses, liabilities and expenses, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including the Transaction or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents); (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) arise from disputes between Indemnitees not in the Indemnitees’ capacities as Joint Lead Arrangers or Agent, that does not arise or result from any act or omission by the Borrower or any Subsidiary thereof; provided that this clause (A) shall not apply to limit the availability of indemnity to the Agent and the Agent-Related Persons for disputes among Indemnitees other than the Agent and any Agent-Related Person; (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this Section applies, such indemnity shall be effective whether or not such Proceeding is brought by the Borrower, its equity holders or creditors, whether or not an Indemnitee is otherwise a party thereto and whether or not any aspect of the Transaction is consummated.  The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnitee in respect of which indemnity could have been sought under this Section 11.04(b) by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) to be paid by it to any Agent-Related Person or any Related Party of such Agent-Related Person, each Lender severally agrees to pay to such Agent-Related Person such Lender’s Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such, or against any Related Party acting for such Agent-Related Person in connection with such capacity.  The obligations of the Lenders under this subsection (c) (i) are subject to the provisions of Section 2.16 and (ii) shall not in any way limit the obligations of the Borrower under this Section 11.04.

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by third parties of any information or other materials obtained through IntraLinks or any other Platform or other similar information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)           The obligations in this Section shall survive payment of all other Obligations.  At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of the Borrower.  All amounts owing under this Section shall be paid within 30 days after demand (which demand shall be accompanied by a statement from the applicable Indemnitee setting forth such amounts in reasonable detail).

11.05      Marshalling; Payments Set Aside.  Neither the Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable Percentage of any amount so recovered from or repaid by the Agent.

11.06      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

11.07      Assignments, Participations, Etc.

(a)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loan); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of (1) an assignment of the entire remaining amount of the assigning Lender’s Loan at the time owing to it or (2) an assignment to an Affiliate of a Lender, no minimum amount need be assigned; and

(B)          in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes any Loan outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to any such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) above and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of the assigning Lender or an Approved Fund; provided, that if the Borrower fails to respond to a request for a consent to the assignment within ten Business Days following the date such request is received by the Borrower, then the Borrower shall be deemed to have consented to such assignment;

(B)          the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)          notwithstanding anything to the contrary in this Section 11.07 or elsewhere in this Agreement, the consent of the Borrower shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to any assignee that is an EEA Financial Institution;

provided, that the Agent shall provide the Borrower with prompt written notice of any assignment with respect to which the Borrower’s consent is not required.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any Affiliate or Subsidiary of the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries (except by the Defaulting Lender itself), or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (b) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.03 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the Assignee.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) below.

(b)           Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower or any Affiliate or Subsidiary of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (d) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.03 (subject to the limitations and requirements of such Sections and Section 4.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(a).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant shall be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the Participant’s right to a greater payment results from a Change in Law after the Participant became a Participant.

(e)           Certain Pledges.  Any Lender may, without the consent of the Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)            Electronic Execution of Assignments and Certain Other Documents.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, any other Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, neither the Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent or such Lender pursuant to procedures approved by it, and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(g)           [Reserved].

(h)           Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender is obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided that nothing contained herein shall make any SPC a “Lender” for purposes of this Agreement, obligate the Borrower or any other Loan Party to deal with such SPC directly, obligate the Borrower or any other Loan Party to any greater extent than they were obligated to the Granting Lender or increase costs or expenses of the Borrower or any other Loan Party.  Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 4.01 and 4.03 to the same extent as a Participant (as set forth above), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of a Loan to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

11.08      Confidentiality.  Each Lender agrees to maintain the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary thereof, or by the Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary thereof; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or a Subsidiary thereof, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding involving the Borrower to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, trustees and other professional advisors; (G) to any Participant or Assignee, actual or potential, or to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the Obligations, provided that, in each case, such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary thereof is party with such Lender or such Affiliate; (I) to its Affiliates, provided that such Affiliate is advised of the confidentiality requirements set forth herein and agrees in writing (for the benefit of the Borrower) to keep such information confidential to the same extent required hereunder (it being understood that each Lender shall be liable for the breach by any of its Affiliates of any such confidentiality requirement); and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio in connection with ratings issued with respect to such Lender.  Each Lender will, so long as not prohibited from doing so by any Requirement of Law, notify the Borrower of any request for information of the type referred to in clause (B) or (C) above prior to disclosing such information so that the Borrower may seek appropriate relief from any applicable court or other Governmental Authority.

11.09      Set-off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all Obligations and/or Guaranteed Obligations owing to such Lender or such Affiliate, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations and/or Guaranteed Obligations may be denominated in a different currency, contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application; and provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations and/or Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.10      [Reserved].

11.11      Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.12      Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.13      Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.  Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

11.14      No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Joint Lead Arrangers, the Co-Syndication Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.15      Governing Law and Jurisdiction.

(a)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH

ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE BORROWER, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.16      WAIVER OF JURY TRIAL.  THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.17      Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.18      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

11.19      No Fiduciary or Implied Duties.  The Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in acting as the Agent, the Agent will have responsibility except as set forth in this Agreement and shall in no event be subject to any fiduciary or other implied duties.  The Borrower waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent with respect to any breach or alleged breach of agency or fiduciary duty.

11.20      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Each Lender confirms as of the Effective Date (or, if later, the date upon which such Lender becomes a party to this Agreement) that, unless notified in writing to the Borrower and the Agent, it is not an EEA Financial Institution.  Each Lender shall promptly notify the Borrower and the Agent if for any reason, at any time, it becomes an EEA Financial Institution.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HANGER, INC.

By:	/s/ Thomas E. Kiraly
	Name:	Thomas E. Kiraly
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Meghan H. McCauley
Name: Meghan H. McCauley
Title: Assistant Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Elizabeth L. Knox
Name: Elizabeth L. Knox
Title: Senior Vice President

[Signature Page to Credit Agreement]

SCHEDULE 1.01

EXISTING SELLER NOTES

Existing Seller Notes as of June 30, 2016:

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Hanger Prosthetics & Orthotics, Inc.	MK P&O Services, LLC	$1,500,000	7/12/2011	3.000%	7/12/2016	$317,992

Hanger Prosthetics & Orthotics, Inc.	Andover Medical, Inc.	$180,000	7/12/2011	3.000%	7/12/2016	$56,394

Hanger Prosthetics & Orthotics, Inc.	Rainier Acquisition Corp	$720,000	7/12/2011	3.000%	7/12/2016	$6,278

Hanger Prosthetics & Orthotics, Inc.	Barth Orthotic & Prosthetic Svcs, Inc. - Daryl Barth	$1,000,000	11/8/2011	2.000%	11/8/2016	$207,998

Hanger Prosthetics & Orthotics, Inc.	Plattner Orthopedic Company - Craig Plattner	$784,000	11/29/2011	2.000%	11/29/2016	$163,071

Hanger Prosthetics & Orthotics, Inc.	Plattner Orthopedic Company - Jared Plattner	$16,000	11/29/2011	2.000%	11/29/2016	$3,328

Hanger Prosthetics & Orthotics, Inc.	Gadsden Limb & Brace - Ricky M Partain	$350,000	6/12/2012	3.500%	6/12/2017	$74,962

Hanger Prosthetics & Orthotics, Inc.	Gadsden Limb & Brace - Richard M Partain	$350,000	6/12/2012	3.500%	6/12/2017	$74,962

Hanger Prosthetics & Orthotics, Inc.	Karsten Prosthetic Labs - Brian F. Karsten	$250,000	6/26/2012	2.500%	6/26/2017	$52,499

Hanger Prosthetics & Orthotics, Inc.	Innovative Inc (Delta) - James Curtis Patton III	$700,000	9/4/2012	3.000%	9/4/2017	$292,470

Hanger Prosthetics & Orthotics, Inc.	Innovative Inc (Delta) - Leslie A Patton	$700,000	9/4/2012	3.000%	9/4/2017	$292,470

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Hanger Prosthetics & Orthotics, Inc.	Innovative Tupelo (Delta) - IPCT, LLC	$700,000	9/4/2012	3.000%	9/4/2017	$292,470

Hanger Prosthetics & Orthotics, Inc.	Alpine Prosthetics & Orthotics, LLC (Matterhorn)	$100,000	9/17/2012	2.000%	9/17/2017	$41,192

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - DiSanto Family Trust	$1,725,427	12/5/2012	3.500%	12/5/2016	$229,058

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Bergmann Trust	$1,725,427	12/5/2012	3.500%	12/5/2016	$229,058

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Gosschalk Family Trust	$599,381	12/5/2012	3.500%	12/5/2016	$79,570

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Wilkerson Trust (Waynne & Christa)	$548,128	12/5/2012	3.500%	12/5/2016	$72,766

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Carlos D. Sambrano	$384,362	12/5/2012	3.500%	12/5/2016	$51,026

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Chad Marquis	$166,669	12/5/2012	3.500%	12/5/2016	$22,126

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Albert Williams, Jr.	$155,288	12/5/2012	3.500%	12/5/2016	$20,615

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Garry Yamamoto	$153,989	12/5/2012	3.500%	12/5/2016	$20,443

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Tregoning Joing Living Trust	$146,198	12/5/2012	3.500%	12/5/2016	$19,408

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Jesus Mendoza	$129,546	12/5/2012	3.500%	12/5/2016	$17,198

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Randall Strong	$126,720	12/5/2012	3.500%	12/5/2016	$16,823

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Cory Johnson	$51,788	12/5/2012	3.500%	12/5/2016	$6,875

Hanger Prosthetics & Orthotics, Inc.	SCOPe O&P, Inc. - Young Living Trust	$37,810	12/5/2012	3.500%	12/5/2016	$5,019

Hanger Prosthetics & Orthotics, Inc.	Chris Bentley & Terry Bentley - East Coast	$300,000	5/7/2013	2.000%	5/7/2018	$123,602

Hanger Prosthetics & Orthotics, Inc.	Keller Limb and Brace, Inc.	$175,000	7/23/2013	2.500%	7/23/2016	$59,780

Hanger Prosthetics & Orthotics, Inc.	Prosthetic Development & Research	$100,000	7/30/2013	2.000%	7/30/2018	$61,184

Hanger Prosthetics & Orthotics, Inc.	Superior Orthotics & Prosthetics, Inc - Robert Pittman	$960,000	10/22/2013	2.500%	10/22/2019	$655,667

Hanger Prosthetics & Orthotics, Inc.	Superior Orthotics & Prosthetics, Inc - Nicole Pittman	$40,000	10/22/2013	2.500%	10/22/2019	$27,319

Hanger Prosthetics & Orthotics, Inc.	Savannah Orthotics & Prosthetics - Ian Lintern	$306,000	11/19/2013	2.500%	11/19/2018	$188,114

Hanger Prosthetics & Orthotics, Inc.	Savannah Orthotics & Prosthetics - Eugene Stewart	$294,000	11/19/2013	2.500%	11/19/2018	$180,737

Hanger Prosthetics & Orthotics, Inc.	Tindal Orthotics, Inc - Bobby Tindal, Jr.	$75,000	11/20/2013	2.500%	11/20/2016	$13,112

Hanger Prosthetics & Orthotics, Inc.	Suncoast Orthotics & Prosthetics, Inc - Alan Ross	$180,000	12/3/2013	2.500%	12/3/2017	$92,222

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Hanger Prosthetics & Orthotics, Inc.	Suncoast Orthotics & Prosthetics, Inc - Alan & Lori Ross	$120,000	12/3/2013	2.500%	12/3/2017	$61,481

Hanger Prosthetics & Orthotics, Inc.	TMC - O&P of America, LLC	$970,200	1/14/2014	2.500%	1/14/2017	$875,062

Hanger Prosthetics & Orthotics, Inc.	Specialty Brace & Limb - Nancy K. Smith	$500,000	1/14/2014	2.500%	1/14/2017	$170,799

Hanger Prosthetics & Orthotics, Inc.	TMC - New O&P Care, LLC	$186,667	1/14/2014	2.500%	1/14/2017	$168,362

Hanger Prosthetics & Orthotics, Inc.	TMC - O&P of America, LLC	$1,940,400	1/14/2014	2.500%	1/14/2016	$53,558

Hanger Prosthetics & Orthotics, Inc.	TMC - New O&P Care, LLC	$373,333	1/14/2014	2.500%	1/14/2016	$10,305

Hanger Prosthetics & Orthotics, Inc.	TMC - O&P Management, Inc.	$9,800	1/14/2014	2.500%	1/14/2017	$8,839

Hanger Prosthetics & Orthotics, Inc.	TMC - O&P Management, Inc.	$19,600	1/14/2014	2.500%	1/14/2016	$541

Hanger Prosthetics & Orthotics, Inc.	Atlanta P&O - James H. Hughes	$2,266,667	1/21/2014	2.000%	1/21/2019	$1,386,837

Hanger Prosthetics & Orthotics, Inc.	Atlanta P&O - Marc D. Kaufman	$1,133,333	1/21/2014	2.000%	1/21/2019	$693,419

Hanger Prosthetics & Orthotics, Inc.	Maguire Boonstra - Jeffrey Boonstra	$550,000	1/21/2014	2.500%	1/21/2017	$187,878

Southern Prosthetic Supply, Inc.	MMAR Medical Group, Inc. (MARS) -Christopher C. Dillon	$491,000	2/18/2014	2.500%	2/18/2017	$86,703

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Southern Prosthetic Supply, Inc.	MMAR Medical Group, Inc. (MARS) - Charles D. Dillon	$409,000	2/18/2014	2.500%	2/18/2017	$72,223

Southern Prosthetic Supply, Inc.	MMAR Medical Group, Inc. (MARS) - Suzy Lynn Tacl	$70,000	2/18/2014	2.500%	2/18/2017	$14,353

Southern Prosthetic Supply, Inc.	MMAR Medical Group, Inc. (MARS) - Helen Dillon	$30,000	2/18/2014	2.500%	2/18/2017	$3,305

Hanger Prosthetics & Orthotics, Inc.	Ogden O&P - D. Jerry Nelson	$200,000	3/4/2014	2.000%	3/4/2019	$122,368

Hanger Prosthetics & Orthotics, Inc.	Advanced Prosthetics Center, LLC - Mark Maquire	$600,000	5/13/2014	2.500%	5/13/2017	$204,958

Hanger Prosthetics & Orthotics, Inc.	Shields Orthotic & Prosthetic Svcs - Earl Shields	$800,000	7/15/2014	2.500%	7/15/2018	$607,346

Hanger Prosthetics & Orthotics, Inc.	Birmingham Limb & Brace - Gerald Deason	$400,000	7/15/2014	3.000%	7/15/2019	$324,658

Hanger Prosthetics & Orthotics, Inc.	Pacific Orthotic & Prosthetic - Sandra Vitale	$200,000	8/26/2014	2.000%	8/26/2019	$161,568

Hanger Prosthetics & Orthotics, Inc.	Advanced Prosthetics & Orthotics LLC - Jeffrey Smith	$2,500,000	1/13/2015	2.500%	1/13/2020	$2,024,383

Hanger Prosthetics & Orthotics, Inc.	Advanced Prosthetics & Orthotics LLC - Michael Bissell	$2,500,000	1/13/2015	2.500%	1/13/2020	$2,024,383

Hanger Prosthetics & Orthotics, Inc.	Prosthetic Consulting Technologies LLC - The Riley Family Trust	$200,000	2/10/2015	2.500%	2/10/2017	$101,235

Issuer	Note Name - Beneficiary	Original Principal Amount	Note Inception Date	Interest Rate	Maturity Date	Balance as of 06/30/16

Hanger Prosthetics & Orthotics, Inc.	Valley Orthopedic, Inc - Beall Family Trust	$900,000	11/5/2015	2.000%	11/5/2019	$727,057

Each Seller Note listed above is guaranteed by Hanger, Inc.

SCHEDULE 2.01

COMMITMENTS AND PERCENTAGES

Bank of America, N.A.	100%

SCHEDULE 2.19

AUCTION PROCEDURES

This Schedule is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.19 of the Agreement, of which this Schedule is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Agent, the Auction Manager or any other Agent-Related Person, or any of their respective affiliates makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Loan to the Borrower pursuant to any offering documents, nor shall the decision by the Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Loan to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell its Loan and, if it decides to do so, the principal amount of and price to be sought for such Loan. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents.

Capitalized terms not otherwise defined in this Schedule have the meanings assigned to them in the Agreement.

(a)                           Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Lenders holding the applicable Loans that will be the subject of such Auction) (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of the Loans that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $10,000,000 (unless another amount is agreed to by the Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (as such date and time may be extended by the Auction Manager at the request of the Borrower, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (i) the Borrower withdraws such Auction in accordance with the terms hereof or (ii) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

(b)                                 Reply Procedures. In connection with any Auction, each Lender wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of its Loan (the “Reply Price”) within the Discount Range and (ii) the principal amount of such Loan, in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply

Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Loan held by such Lender. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

(c)                                  Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase the applicable Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All applicable Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

(d)                                 Proration Procedures. All Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all applicable Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all applicable Loans to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

(e)                                  Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including IntraLinks or another electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 3:00 p.m. (local time) on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule). The Auction Manager will insert the principal amount of the applicable Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

(f)                                   Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Borrower:

“No Default or Event of Default has occurred and is continuing, or would result from this Auction.

As of the date hereof except as previously disclosed in writing to the Agent and the Lenders, the Borrower represents and warrants that no Loan Party has any MNPI that both (a) has not been previously disclosed in writing to the Agent and the Lenders (other than because any such Lender does not wish to receive such MNPI) prior to the date hereof and (b) could reasonably be expected to be material to a Lender’s decision to participate in the Auction.”

(g)                             Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager or the Borrower has failed, or in good faith believes it will fail, to satisfy one or more of the conditions set forth in Section 2.19 of the Agreement which are required to be met at the time which otherwise would have been the time of purchase of the Loans pursuant to the respective Auction. Furthermore, in connection with any Auction with respect to particular Loans, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of the applicable Loans by the Borrower required by the terms and conditions of Section 2.19 of the Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.19 of the Agreement or this Schedule. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.19 of the Agreement or this Schedule. None of the Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the other Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Schedule shall not require the Borrower to initiate any Auction or the Agent or any Agent-Related Person to act as Auction Manager.

SCHEDULE 6.07

ERISA

None.

SCHEDULE 6.12

ENVIRONMENTAL MATTERS

None.

SCHEDULE 6.14

CAPITALIZATION; SUBSIDIARIES AND MINORITY INTERESTS

(a) Subsidiaries:

Accelerated Care Plus Corp.

Accelerated Care Plus Leasing, Inc.

Advanced Prosthetics & Orthotics, LLC

Advanced Prosthetics Center, L.L.C.

Advanced Prosthetics of America, Inc.

Creative Orthotics & Prosthetics, Inc.

DiBello’s Dynamic Orthotics and Prosthetics, Inc.

Dosteon CO Holding, Inc.

Dosteon Solutions, LLC

Dosteon WA Holding, Inc.

Faith Prosthetic-Orthotic Services, Inc.

Genesis Medical Group, LLC

Hanger National Laboratories, LLC

Hanger Prosthetics & Orthotics, Inc.

Hanger Prosthetics & Orthotics East, Inc.

Hanger Prosthetics & Orthotics West, Inc.

Hanger Risk Management, Inc.

Health in Motion, LLC

Innovative Neurotronics, Inc.

Liberty Health Services, LLC

Linkia, LLC

MK Prosthetic & Orthotic Services, Inc.

MMAR Medical Group, Inc.

Nascott, Inc.

OPNET, Inc.

Ortho-Medical Products, Inc.

Orthotic & Prosthetic Technologies, Inc.

Prosthetic Laboratories of Rochester, Inc.

SCOPe Orthotics & Prosthetics, Inc.

Shields Orthotic Prosthetic Services, Inc.

Southern Prosthetic Supply, Inc.

Suncoast Orthotics & Prosthetics, Inc.

Superior Orthotics & Prosthetics, LLC

SureFit Shoes, LLC

Synergy Orthotics & Prosthetics, LLC

Team Post-Op, Inc.

The Brace Shop Prosthetic Orthotic Centers, Inc.

TMC Orthopedic, L.P.

(b) Equity Investments:

None.

SCHEDULE 7.04(a)

GOOD STANDING EXCEPTIONS

None.

SCHEDULE 8.01

PERMITTED LIENS

Hanger, Inc.:

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS

Delaware Secretary of State — UCC Liens	Everbank Commercial Finance, Inc.	20124525624	11/26/12	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Everbank Commercial Finance, Inc.	20130896978	03/08/13	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Everbank Commercial Finance, Inc.	20131389056	04/11/13	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Everbank Commercial Finance, Inc.	20141063999	03/18/14	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20153044731	07/14/15	Certain leased equipment.	Amendment # 20161205614 filed on 02/29/2016 restating Collateral

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20154006093	09/11/15	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20154429543	10/01/15	Certain leased equipment.

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20154968326	10/28/15	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20155873699	12/08/15	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20155873707	12/08/15	Certain leased equipment.

Delaware Secretary of State — UCC Liens	Wells Fargo Financial Leasing Inc.	20160032738	01/04/16	Certain leased equipment.

Hanger Prosthetics & Orthotics, Inc.:

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS

Delaware Secretary of State — UCC Liens	Cummings Properties, LLC	20020310593	01/11/02	All office and other equipment, furniture, inventory, and other property, whether existing or after acquired, of Debtor located at all premises leased by Secured Party to Debtor, now or hereafter.	Continuation #20063219672 filed on 9/19/2006; Continuation #20112973892 filed on 08/02/2011.

Hanger Prosthetics & Orthotics East, Inc.:

JURISDICTION	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS

Delaware Secretary of State — UCC Liens	Cummings Properties, LLC	20020310593	01/11/02	All office and other equipment, furniture, inventory, and other property, whether existing or after acquired, of Debtor located at all premises leased by Secured Party to Debtor, now or hereafter.	Continuation #20063219672 filed on 9/19/2006; Continuation #20112973892 filed on 08/02/2011.

SCHEDULE 8.04

PERMITTED INVESTMENTS

None.

SCHEDULE 8.05

INDEBTEDNESS

The Indebtedness evidenced by those 10.625% Senior Notes due 2018 issued under the Indenture, dated as of November 2, 2010, among Hanger, Inc., each of the subsidiary guarantors party thereto and Wilmington Trust Company, as trustee., as amended and supplemented from time to time.(1)

(1)  The proceeds of the Loans made under the Agreement will be used, in part, to redeem all of Hanger, Inc.’s outstanding 10.625% Senior Notes due 2018 (by the irrevocable deposit with the trustee in respect of such Senior Notes of a sufficient amount of the proceeds of such Loans to effectuate a satisfaction and discharge thereof).

SCHEDULE 8.07

BURDENSOME AGREEMENTS

Indenture, dated as of November 2, 2010, among Hanger, Inc., each of the subsidiary guarantors party thereto and Wilmington Trust Company, as trustee, relating to Hanger, Inc.’s 10.625% Senior Notes due 2018, and the notes issued thereunder and agreements relating thereto, as each of the foregoing may be amended or supplemented from time to time.

Credit Agreement, dated as of June 17, 2013, among Hanger, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent, Issuer and Swing Line Lender, as it may be amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time.

Certain of the Cash Management Agreements permitted under Section 8.05(k) of the Agreement.

SCHEDULE 11.02

AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Hanger, Inc.

10910 Domain Dr., Suite 300

Austin, Texas 78758

Attention: Thomas E. Hartman, Senior Vice President, General Counsel and Secretary

Telephone: (512) 777-3740

Facsimile: (512) 777-3779

Electronic Mail: thartman@hanger.com

Hanger, Inc.

10910 Domain Dr., Suite 300

Austin, Texas 78758

Attention: Thomas Kiraly, Executive Vice President and Chief Financial Officer

Telephone: (512) 777-3600

Facsimile: (512) 777-3785

Electronic Mail: tkiraly@hanger.com

Copies of material notices, including notices of any Default, to:

Foley & Lardner LLP

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Patricia J. Lane

Telephone: (414) 297-5635

Facsimile: (414) 297-4900

Electronic Mail: plane@foley.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
 (for payments):

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Meghan McCauley

Telephone: (612) 217-5647

Facsimile: (612) 217-5651

Electronic Mail: MMcCauley@WilmingtonTrust.com

Account No.:  117328-000

Attn: Meghan McCauley

Ref:  Hanger, Inc.

ABA# 031100092

Other Notices as Administrative Agent:

Primary

Meghan H. McCauley

Assistant Vice President

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Telephone: : (612) 217-5647

Facsimile: (612) 217-5651

Electronic Mail: MMcCauley@WilmingtonTrust.com

Secondary

Loan Agency Group

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Telephone: : (612) 217-5649

Facsimile: (612) 217-5651

Electronic Mail: LoanAgency@WilmingtonTrust.com

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Wilmington Trust, National Association, as Agent

for the Lenders party to the Credit

Agreement referred to below

50 South Sixth Street

Minneapolis, MN 55402

Attn:Meghan McCauley

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of August 1, 2016 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement) among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as administrative agent for the Lenders (the “Agent”), and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement.  Set forth below is the information relating to such Borrowing as required by subsection 2.03(a) of the Credit Agreement:

(i)                                 The aggregate amount of the proposed Borrowing is $         .

(ii)                              The requested Borrowing Date for the proposed Borrowing (which is a Business Day) is              ,     .

Very truly yours,

HANGER, INC.

By:
Name:
Title:

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

Wilmington Trust, National Association, as Agent

for the Lenders party to the Credit

Agreement referred to below

[Address]

[City, State, Zip]

Attn: [                           ]

Ladies and Gentlemen:

This certificate is furnished to you by Hanger, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 7.02(b) of the Credit Agreement dated as of August 1, 2016 among the Borrower, the financial institutions from time to time party thereto (collectively, the “Lenders”), Wilmington Trust, National Association, as administrative agent for the Lenders (the “Agent”), (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Capitalized terms used but not defined herein (including on Schedule 1 hereto) shall have the meanings given to them in the Credit Agreement.

The undersigned, on behalf of the Borrower, hereby certifies that:

1.                                      [the financial data and computations set forth in Schedule 1 below are true and correct as of                  ,      (the “Computation Date”)](1); and

2.                                      to the knowledge of the undersigned, no Default or Event of Default has occurred and is continuing.

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this        day of                ,      .

(1)  Not required after the Compliance Date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                ,                       .

HANGER, INC.

By:
Name:
Title:

SCHEDULE 1

Computations

Period:  Last day of fiscal quarter ended              , 201   (the “Computation Date”).

I.	Consolidated Leverage Ratio

(a)

For the period of four consecutive fiscal quarters ending on the Computation Date (the “Measurement Period”), the excess of (A) the aggregate principal amount of all Indebtedness (other than Indebtedness described in clause (f) of the definition thereof and, for the avoidance of doubt, excluding accrued and unpaid interest that has not accreted to principal) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP over (B) the lesser of (i) $30,000,000 and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis:

$

	(b)	Consolidated EBITDA of the Borrower and its Subsidiaries for the Measurement Period:	$

	(c)	Consolidated Leverage Ratio (ratio of (a) to (b)):	:1.00

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [the][each](2) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](3) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees](4) hereunder are several and not joint.](5)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified in item 5 below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the term facility and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above

(2)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(3)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(4)  Select as appropriate.

(5)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Hanger, Inc.

4.	Agent:	Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of August 1, 2016 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as administrative agent for the Lenders

6.	Assigned Interest[s]:

Assignor[s](6)	Assignee[s](7)	Aggregate Amount of Loans for all Lenders(8)	Amount of Loans Assigned	Percentage Assigned of Loans(9)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date:	](10)

Effective Date:                   , 201   [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(6)  List each Assignor, as appropriate.

(7)  List each Assignee, as appropriate.

(8)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

(10)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](11) Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

[Consented to:](12)

HANGER, INC.

By:
Name:
Title:

(11)  To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(12)  To be added, as applicable, only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Credit Agreement dated as of August 1, 2016 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as administrative agent for the Lenders.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                          Representations and Warranties.

1.1.                Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee that meets all the requirements to be an assignee under Section 11.07(a)(iii), (v), (vi) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.07(a)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the

Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                          Payments.  From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                          General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF NOTE

, 20

FOR VALUE RECEIVED, HANGER, INC. (the “Borrower”) HEREBY PROMISES TO PAY to                          or its registered assigns (the “Lender”) the aggregate unpaid principal amount of the Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below (as shown in the records of the Lender or, at the Lender’s option, on the schedule attached hereto and any continuation thereof).

The undersigned further promises to pay interest on the unpaid principal amount of the Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement referred to below.

Both principal and interest shall be payable in accordance with the Credit Agreement referred to below to Wilmington Trust, National Association, as administrative agent (in such capacity, the “Agent”), on behalf of the Lender, at the main office of the Agent in [     ] in immediately available funds.

This Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 1, 2016 among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Wilmington Trust, National Association, as Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and the other Loan Documents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

HANGER, INC.

By:
Name:
Title:

Schedule A

Promissory Note

Dated             , 201   payable to the order of

[Lender]

PRINCIPAL PAYMENTS

Date	Amount of Principal Borrowed	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F

FORM OF GUARANTEE AGREEMENT

See attached.

Execution Version

GUARANTEE AGREEMENT

made by certain Subsidiaries of

HANGER, INC.

in favor of

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Administrative Agent

Dated as of August 1, 2016

Schedules

Schedule 1                                     Notice Address of Guarantors

Annexes

Annex I                                                    Assumption Agreement

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GUARANTEE AGREEMENT (this “Agreement”), dated as of August 1, 2016, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 1, 2016, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized definitional terms used but not defined herein shall have the meanings given such terms in the Credit Agreement), among HANGER, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) and the Administrative Agent.

W I T N E S S E D:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for its benefit and the benefit of the Lenders, as follows:

SECTION 1.  DEFINED TERMS

1.1                               [Reserved].

1.2                               Other Definitional Provisions.

(a)                                 The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  The terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

SECTION 2.  GUARANTEE

2.1                               Guarantee.

(a)                                 The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).  Further, and notwithstanding anything to the contrary in this Agreement or any of the other Loan Document, for the avoidance of doubt, the obligations guaranteed hereunder shall in no event be broader than the Obligations, assuming the enforceability of the Loan Documents against the Borrower in accordance with their terms (regardless of whether the Loan Documents are in fact so enforceable).

(c)                                  Subject to Section 6.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment (other than any contingent indemnification or similar obligation not yet due and payable).

(d)                                 No payment made by any of the Guarantors or any other Person or received or collected by the Administrative Agent or any Lender from the any of the Guarantors or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are fully and finally paid (other than any contingent indemnification or similar obligation not yet due and payable).

2.2                               Right of Contribution.

(a)                                 Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b)                                 [Reserved].

(c)                                  Each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

2.3                               Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor

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shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Guaranteed Obligations are fully and finally paid (other than any contingent indemnification or similar obligation not yet due and payable).  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been fully and finally paid, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 5.1.

2.4                               Amendments, etc. with respect to the Guaranteed Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender (with the consent of such of the Borrower and the Guarantors as shall be required thereunder), and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantors as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Guaranteed Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released.

2.5                               Guarantee Absolute and Unconditional.

(a)                                 Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2.  The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Guaranteed Obligations.  Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c)

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any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b)                                 [Reserved].

2.6                               Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                               Payments.  Each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Agent’s Payment Office specified in the Credit Agreement.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) that the representations and warranties set forth in Article VI of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were made by such Guarantor and fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

SECTION 4.  COVENANTS

Each Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than any contingent indemnification or similar obligation not yet due and payable) shall have been paid in full, that such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken by it,

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as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

SECTION 5.  REMEDIAL PROVISIONS

5.1                               Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any proceeds of the guarantee set forth in Section 2, in payment of the Guaranteed Obligations in the following order:

First, to pay incurred and unpaid fees, expenses, indemnities and any other Guaranteed Obligations owed to the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lender; and

Third, any balance of such proceeds remaining after the Obligations shall have been paid in full (other than any contingent indemnification or similar obligation not yet due and payable) shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

SECTION 6.  MISCELLANEOUS

6.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement.

6.2                               Notices.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

6.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.4                               Enforcement Expenses; Indemnification.

(a)                                 Each Guarantor agrees to pay, or reimburse each Lender and the Administrative Agent for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the

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other Loan Documents to which such Guarantor is a party, including the reasonable fees and disbursements of one counsel to each Lender and the Administrative Agent, in the aggregate, to the same extent the Borrower is required to do so pursuant to the Credit Agreement.

(b)                                 Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement.

(c)                                  The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

6.5                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

6.6                               Set-Off.  Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing pursuant to Section 11.09 of the Credit Agreement, without prior notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent or such Lender may have, and provided, further, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.1 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent or such Lender may have.

6.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, email or electronic (i.e., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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6.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

6.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

6.12                        Submission To Jurisdiction; Waivers.  Each Guarantor, and by acceptance of the benefits of this Agreement, the Administrative Agent and each Lender, hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that nothing in this agreement shall affect any right that the Administrative Agent or any Lender may or otherwise have to bring any action or proceeding relating to this agreement against any Guarantor or its properties in the courts of any jurisdiction.

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 6.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto or to such other party at its address referred to in Schedule 11.02 of the Credit Agreement or at such other address of which the Guarantors shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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6.13                        Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

6.14                        Additional Guarantors.  Each Subsidiary of the Borrower that is required to become or otherwise becomes a party to this Agreement pursuant to Section 7.12 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

6.15                        Releases.

(a)                                 At such time as the Loans and the other Obligations (other than any contingent indemnification or similar obligation not yet due and payable) shall have been paid in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)                                 At the sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that such Guarantor is not required to be a party hereto pursuant to Section 7.12 of the Credit Agreement; provided, that such release shall occur automatically and without any action other than the delivery by the Borrower to the Administrative Agent of a certification stating that such Guarantor is not required to be a party hereto pursuant to Section 7.12 of the Credit Agreement.

6.16                        WAIVER OF JURY TRIAL.  EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

ACCELERATED CARE PLUS CORP.
ACCELERATED CARE PLUS LEASING, INC.
ADVANCED PROSTHETICS OF AMERICA, INC.
CREATIVE ORTHOTICS & PROSTHETICS, INC.
DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.
DOSTEON CO HOLDING, INC.
DOSTEON SOLUTIONS, LLC
DOSTEON WA HOLDING, INC.
FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.
GENESIS MEDICAL GROUP, LLC
HANGER PROSTHETICS & ORTHOTICS, INC.
HANGER PROSTHETICS & ORTHOTICS EAST, INC.
HANGER PROSTHETICS & ORTHOTICS WEST, INC.
INNOVATIVE NEUROTRONICS, INC.
LIBERTY HEALTH SERVICES, LLC
LINKIA, LLC
MK PROSTHETIC & ORTHOTIC SERVICES, INC.
NASCOTT, INC.
OPNET, INC.
ORTHO-MEDICAL PRODUCTS, INC.
ORTHOTIC & PROSTHETIC TECHNOLOGIES, INC.
SCOPE ORTHOTICS & PROSTHETICS, INC.
SOUTHERN PROSTHETIC SUPPLY, INC.
TEAM POST-OP, INC.
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.
as Guarantors

By:
Name:
Title:

[Hanger - Signature Page to Guarantee Agreement]

ACKNOWLEDGED AND AGREED:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Hanger - Signature Page to Guarantee Agreement]

SCHEDULE 1

NOTICE ADDRESS OF GUARANTORS

GUARANTORS:

[Name(s) of Guarantor(s)]

c/o Hanger, Inc.

10910 Domain Dr., Suite 300

Austin, Texas 78758

Attention: Thomas E. Hartman, Senior Vice President, General Counsel and Secretary

Telephone: (512) 777-3740

Facsimile: (512) 777-3779

Electronic Mail: thartman@hanger.com

[Name(s) of Guarantor(s)]

c/o Hanger, Inc.

10910 Domain Dr., Suite 300

Austin, Texas 78758

Attention: Thomas Kiraly, Executive Vice President and Chief Financial Officer

Telephone: (512) 777-3600

Facsimile: (512) 777-3785

Electronic Mail: tkiraly@hanger.com

Copies of material notices, to:

Foley & Lardner LLP

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Patricia J. Lane

Telephone: (414) 297-5635

Facsimile: (414) 297-4900

Electronic Mail: plane@foley.com

ANNEX I

[Form of]

ASSUMPTION AGREEMENT

[Name of New Guarantor]

[Address of New Guarantor]

[Date]

Wilmington Trust, National Association

50 South Sixth Street

Minneapolis, MN 55402

Ladies and Gentlemen:

Reference is made to the Guarantee Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement), dated as of August 1, 2016, made by HANGER, INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

This Assumption Agreement supplements the Guarantee Agreement and is delivered by the undersigned, [                         ] (the “New Guarantor”), pursuant to Section 6.14 of the Guarantee Agreement.  The New Guarantor hereby agrees to be bound as a Guarantor party to the Guarantee Agreement by all of the terms, covenants and conditions set forth in the Guarantee Agreement on and after the date hereof.  The New Guarantor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles VII and VIII of the Credit Agreement on and after the date hereof.  Without limiting the generality of the foregoing, the New Guarantor hereby expressly assumes all obligations and liabilities of a Guarantor under the Credit Agreement.  The New Guarantor hereby makes each of the representations and warranties applicable to the Guarantors contained in the Guarantee Agreement and Article VI of the Credit Agreement to the Administrative Agent and such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) as of such earlier date) and agrees to each of the covenants applicable to the Guarantors contained in the Guarantee Agreement on and after the date hereof.

Annexed hereto are supplements to each of the schedules to the Guarantee Agreement and the Credit Agreement, as applicable, with respect to the New Guarantor.  Such supplements shall be deemed to be part of the Guarantee Agreement or the Credit Agreement, as applicable.

This Assumption Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE NEW GUARANTOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the New Guarantor has caused this Assumption Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, Chief Financial Officer of Hanger, Inc., a Delaware corporation (the “Borrower”), DO HEREBY CERTIFY on behalf of Borrower that:

1.                                      This certificate is furnished pursuant to Section 5.01(i) of the Credit Agreement, ((as in effect on the date of this certificate) the capitalized terms defined therein being used herein as therein defined) dated as of August 1, 2016 among Borrower, the Lenders, and Wilmington Trust, National Association, as Agent.

2.                                      Immediately before and immediately after giving effect to the Transaction, the Loan Parties, taken as a whole, are and will be Solvent.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of June, 2016.

HANGER, INC.

By:
Name:
Title: Chief Financial Officer

EXHIBIT H

TAX STATUS CERTIFICATES

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For

U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate (or, in the event that it is a Disregarded Entity, it is the sole record owner of such Loan(s), and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such Loan(s)), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (c) not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished the Administrative Agent with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                               , 20[  ]

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For

U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (for U.S. federal income tax purposes) of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) (or, in the event that it is a Disregarded Entity, the direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned are the sole beneficial owners of such Loan(s)), (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the applicable direct or indirect partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the applicable direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any applicable direct or indirect partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, by any applicable direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the

Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For

U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate (or, in the event that it is a Disregarded Entity, it is the sole record owner of such participation, and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such participation), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (c) not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For

U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”) and Wilmington Trust, National Association, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (for U.S. federal income tax purposes) of such participation (or, in the event that it is a Disregarded Entity, the direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned are the sole beneficial owners of such participation), (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the applicable direct or indirect partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the applicable direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (c) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any applicable direct or indirect partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, by any applicable direct or indirect partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the partners/members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the partners/members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated: , 20[ ]